       As filed with the Securities and Exchange Commission on February 12, 2001
                                                      Registration No. 333-36620
                                                      ==========================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                 AMENDMENT NO. 4

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              ENTREPORT CORPORATION
                 (Name of small business issuer in its charter)

         FLORIDA                             7379                             65-0703923
(State or jurisdiction of           (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)      Classification Code Number)            Identification No.)


                        2790 BUSINESS PARK DRIVE, SUITE B
                             VISTA, CALIFORNIA 92083
                                  760-597-4800
        (Address and telephone number of principal executive offices and principal place of business)
                              --------------------

                                 WILLIAM A. SHUE
                              ENTREPORT CORPORATION
                        2790 BUSINESS PARK DRIVE, SUITE B
                             VISTA, CALIFORNIA 92083
                                 (760) 597-4800
            (Name, address and telephone number of agent for service)
                              --------------------

                                   COPIES TO:
                             DANIEL K. DONAHUE, ESQ.
                            RAYMOND L. VELDMAN, ESQ.
                        OPPENHEIMER WOLFF & DONNELLY LLP
                       500 NEWPORT CENTER DRIVE, SUITE 700
                             NEWPORT BEACH, CA 92660
                                 (949) 823-6000
                Approximate date of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                              --------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              --------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS


                                5,283,614 SHARES


                              [ENTREPORT LOGO HERE]

                                  COMMON STOCK


         This prospectus relates to the offer and sale of 5,283,614 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         Our common stock is currently traded on the American Stock Exchange under the symbol "ENP." On February __, 2001, the last reported sale price of the common stock on the AMEX was $____ per share.


         Please see "Risk Factors" beginning on page 2 to read about certain factors you should consider before buying shares of our common stock.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is ____________, 2001

                                                 TABLE OF CONTENTS

Summary.............................................1       Business.........................................12

Risk Factors........................................2       Management.......................................18

Cautionary Statement Regarding                              Principal Stockholders...........................21
  Forward-looking Statements........................4
                                                            Description of Securities........................22
Use of Proceeds.....................................5
                                                            Legal Matters....................................22
Market for Common Equity and Related
  Stockholder Matters...............................5       Experts..........................................23

Selling Stockholders................................6       Changes in and Disagreements with
                                                              Accountants....................................23
Plan of Distribution...............................10
                                                            Available Information............................23
Management's Discussion and Analysis or
  Plan of Operation................................11       Index to Financial Statements...................F-1

                                     SUMMARY


THE COMPANY

         We are in the business of developing and operating web sites to provide training, information and services to industry specific groups. We also provide non-internet services such as personal coaching and seminars. Our executive offices are located at 2790 Business Park Drive, Suite B, Vista, California 92083. Our phone number is (760) 597-4800. Our Internet address is www.entreport.com. Information contained on our web site shall not be deemed to be a part of this prospectus.


THE OFFERING

         This offering relates to the offer and sale of 5,283,614 shares of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.


         The shares offered by the selling stockholders are already issued and outstanding and the resale of these shares by the selling shareholders will not affect the total number of outstanding shares.

      o  Common stock outstanding before and after the offering.......17,391,001

      o  Common stock outstanding if all outstanding options
         and warrants are exercised...................................20,628,431


SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below has been derived from our financial statements. You should read this information in conjunction with the financial statements and notes thereto, included elsewhere in this memorandum.

STATEMENT OF OPERATIONS DATA:

                                  Year Ended December 31,            Nine Months Ended September 30,
                                   1999            1998            2000            1999           2000
                              --------------  --------------  --------------  --------------  --------------
                                                                        (unaudited)             (pro forma)

Net revenue.................  $      11,911   $          -0-  $     173,947   $      11,414   $  12,002,242
Net loss....................     (1,891,812)            800      (3,142,919)     (1,173,190)     (6,562,261)
Diluted loss per share......          (0.31)          (0.00)          (0.30)          (0.20)          (0.47)
Weighted average shares
  outstanding - diluted.....      6,068,605       5,025,000      10,411,858       5,857,993      13,928,393

BALANCE SHEET DATA:

                                                               December 31,    September 30,   September 30,
                                                                  1999             2000            2000
                                                              --------------  --------------  --------------
                                                                                (unaudited)     (pro forma)
Cash and cash equivalents...................................  $   1,458,139   $   4,384,690   $   5,224,715
Working capital.............................................      1,585,369       4,111,900       3,687,777
Total assets................................................      2,433,618       6,240,212      19,871,713
Total liabilities...........................................        477,667         790,399       3,861,598
Total stockholders' equity..................................      1,955,951       5,449,813      16,010,115


                                  RISK FACTORS


         WE HAVE GENERATED NET LOSSES SINCE INCEPTION WHICH MAY CONTINUE FOR THE FORESEEABLE FUTURE AS WE TRY TO GROW OUR BUSINESS, WHICH MEANS THAT YOU MAY BE UNABLE TO REALIZE A RETURN ON YOUR INVESTMENT FOR A LONG PERIOD OF TIME, IF EVER. We were founded in 1996 but we began our current Internet-based business in March 1999. Our activities to date have consisted primarily of market analysis and development of our initial web sites, the first of which we launched in April 2000. As of the date of this prospectus, we have not generated any meaningful revenues on which you can evaluate our potential for future success. In the nine months ended September 30, 2000, we generated revenues of only $173,947 and incurred a net loss of $3,142,919. Our accumulated deficit as of September 30, 2000 was $5,040,556. We expect to continue incurring operating losses until we are able to derive meaningful revenues from our web sites. If we do not generate sufficient revenues or become profitable within a time frame expected by investors, the market price of our common stock will likely decline. Even if we do achieve profitability, we may not be able to sustain or increase profitability in the future. As a new company, we are subject to all of the risks, expenses, and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet-related products and services. Any unanticipated expenses, problems, or technical difficulties may result in material delays both in the completion of our web sites and in offering our services to the market.

         WE HAVE LIMITED SOURCES OF FINANCING AND IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO PURSUE OUR GROWTH STRATEGY, WHICH COULD DEPRESS OUR STOCK PRICE AND ULTIMATELY CAUSE US TO CEASE OUR OPERATIONS, RESULTING IN A LOSS OF YOUR INVESTMENT. We had $4,111,900 of working capital as of September 30, 2000. If our revenues do not grow as expected, we believe that our current cash balance will be sufficient to fund our operations through June of 2001. We believe that we will require significant additional capital in order to fund the development and launch of our future web sites. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected.

         OUR BUSINESS MODEL IS NEW AND HAS NOT BEEN PROVEN BY US OR ANYONE ELSE AND IF OUR BUSINESS FAILS TO GAIN COMMERCIAL ACCEPTANCE WE WILL BE UNABLE TO GENERATE SUFFICIENT REVENUES TO ACHIEVE PROFITABILITY, WHICH COULD RESULT IN A LOSS OF YOUR INVESTMENT. We have not commenced commercial operations based on our business model and, to our knowledge, no other business has engaged in operations primarily devoted to offering information, communication tools, training and other goods and services to members of industry specific Internet communities. Although we believe that the uniqueness of our business model offers advantages, it is untried and unproven so we have no assurances of consumer acceptance or market success. While there are certain businesses engaged primarily in the business of developing communities of personalized web sites, these businesses are not as target specific as we are, thus their success may not be an indicator of our potential success.

         OUR ACQUISITIONS OF UNIVERSITY.COM, INC., AND IF CONSUMMATED, BY REFERRAL ONLY, INC. WILL CAUSE US TO INCUR SIGNIFICANT AMOUNTS OF GOODWILL AND INTANGIBLE ASSETS, WHICH WILL REDUCE OUR FUTURE NET INCOME. Our acquisitions of University.com and, if consummated, By Referral Only will be accounted for under the purchase method of accounting, which means that we will be required to record the fair value of the assets of By Referral Only and University.com, less their liabilities. The difference between the purchase price we will pay for these companies and the difference between their assets and liabilities will be recorded by us as goodwill. As a result of these acquisitions, we expect to incur goodwill and intangible assets totaling approximately $12.1 million which we will be required to amortize as part of our operational expenses over the next five years. Although amortization of goodwill is a non-cash expense, and will not negatively affect our cash flow from operations, it will result in a significant reduction of our net income over the next five years and may cause us to have a net loss in some or all of those years. This reduction in our net income may have a negative effect on the price of our common stock.

         FUTURE ACQUISITIONS OF COMPANIES OR TECHNOLOGIES MAY RESULT IN DISRUPTION TO OUR BUSINESS AND DIVERSION OF MANAGEMENT ATTENTION WHICH COULD IMPAIR OUR RELATIONSHIPS WITH EMPLOYEES, CUSTOMERS AND STRATEGIC PARTNERS AND

NEGATIVELY AFFECT OUR OPERATING RESULTS IN FUTURE YEARS. A key component of our business strategy is to apply our business model to other industries in addition to the real estate industry. To implement our strategy, we may acquire other companies in addition to By Referral Only and University.com. For each acquisition, we will be required to assimilate the operations, products and personnel of the acquired business and train, retain and motivate its key personnel. We may be unable to maintain uniform standards, controls, procedures and policies if we fail in these efforts. Similarly, acquisitions may subject us to liabilities and risks that are not known or identifiable at the time of the acquisition or may cause disruptions in our operations and divert management's attention from day-to-day operations, which could impair our relationships with our current employees, customers and strategic partners. We may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities could be substantially dilutive to our shareholders. In addition, our profitability may suffer because of acquisition related costs or amortization costs for acquired goodwill and other intangible assets. We do not currently have agreements or understandings to acquire any other companies.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance.

         You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 2. These and other factors may cause our actual results to differ materially from any forward-looking statement.

         Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                 USE OF PROCEEDS


         We are registering 5,283,614 shares for sale by the selling stockholders. We will receive no proceeds from the sale of the selling stockholders' shares.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock has traded on the American Stock Exchange under the symbol "ENP" since June 16, 2000. Prior to that date, our common stock traded on the OTC Bulletin Board under the symbol "ERTE." The following table shows the high and low bid prices for our common stock since the inception of trading in February 1999 through June 15, 2000 as reported by the OTC Bulletin Board and the high and low sale prices since June 16, 2000 as reported by the American Stock Exchange. We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

1999 (OTC Bulletin Board)                         High Bid             Low Bid
--------------------------------------------------------------------------------
First quarter (from February 16, 1999)             $   2.25            $    .06
Second quarter                                         5.25                1.00
Third quarter                                          7.75                1.75
Fourth quarter                                         6.94                1.75

2000 (OTC Bulletin Board)
--------------------------------------------------------------------------------
First quarter                                       $ 10.38            $   4.50
Second quarter (through June 15, 2000)                 8.63                3.00

2000 (American Stock Exchange)                     High Sale            Low Sale
--------------------------------------------------------------------------------
Second Quarter (from June 16, 2000)                $   4.25            $   3.00
Third Quarter                                          4.94                2.75
Fourth Quarter                                         4.37                0.50

         As of the date of this prospectus, we had approximately 151 record holders of our common stock.

                              SELLING STOCKHOLDERS

         This prospectus relates to the offer and sale of 5,283,614 shares of our common stock by the selling stockholders identified below. None of the selling stockholders are or have been affiliates of ours.

         The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling stockholders.


                                              Shares Beneficially Owned
                                                    Prior to Offering
                                              -------------------------

                                              Number of        Number of     Shares Beneficially Owned
Name                                        Shares owned    Shares offered         After Offering (1)
------------------------------             --------------   --------------   -------------------------
ABS LLC                                           50,000           50,000                           0
Andrews, Calvin P. & Carrie M.                    25,000           25,000                           0
Bi Coastal Consulting Corp.                       75,000           75,000                           0
Blomquist, Rick                                   10,000           10,000                           0
Blomquist, William G.                              5,000            5,000                           0
Bradford, John D.                                 13,000           13,000                           0
Copeland, Alfred T.                                5,000            5,000                           0
Cutler, Frank                                    200,000          200,000                           0
The Del Mar Consulting
  Group, Inc.                                    500,000          133,334                     366,666
Dunlap, Brad C.                                    1,000            1,000                           0
Feshbach, Matthew L.                              50,000           50,000                           0
Furla, George                                    137,500          137,500                           0
Furla, Leo G. & Angelica L.                       12,500           12,500                           0
Furla, Peter                                      25,000           25,000                           0
Furla, Spero                                      25,000           25,000                           0
Galanis, Themis G.                                25,000           25,000                           0
Jonathan & Nancy Glase
  Family Trust dtd. 12/16/98                      25,000           25,000                           0
Gray, Charles C.                                  20,000           20,000                           0
Green, Robert                                     25,000           25,000                           0
Gunther Family Trust                              50,000           50,000                           0
The Halo Group, LLC                               47,500           47,500                           0
Hardy, Thomas                                     15,000           15,000                           0
N. Herrick Irrevocable
  Securities Trust                                50,000           50,000                           0
Hixon, Barry C.                                      500              500                           0
Santa Barbara Bank & Trust
  Custodian fbo Jason F. Hughes
  Roth IRA                                         2,500            2,500                           0
Hughes, Jason F.                                   1,500            1,500                           0
KAMC Corporation                                 131,350          131,350                           0
IGSB-Karan I, LLC                                486,080          486,080                           0


                                              Shares Beneficially Owned
                                                    Prior to Offering
                                              -------------------------

                                              Number of        Number of     Shares Beneficially Owned
Name                                        Shares owned    Shares offered        After Offering(1)
------------------------------             --------------   --------------   -------------------------
Santa Barbara Bank & Trust
  Custodian fbo Steven L.
  Karan Roth IRA                                   9,920            9,920                           0
Arthur G. Kaiser Profit Sharing
  Trust dtd. 3/8/74                               50,000           50,000                           0
Kearns, Donald B. & Jean K.
  Wickersham                                      15,000           15,000                           0
Kieft, Gerald N.                                   1,000            1,000                           0
Prudential Securities C/F
  Elizabeth C. Kennedy IRA                        20,000           20,000                           0
Knowles Family Trust
  dtd. 4/3/96                                     50,000           50,000                           0
Kossoff, Jerome & Maxine                          50,000           50,000                           0
Liberty View Fund LLC                             67,500           67,500                           0
Liberty View Funds, L.P.                         382,500          382,500                           0
The Licklider Living Trust
  dtd. 5/2/86                                    125,000          125,000                           0
Marchese, Frank                                   12,500           12,500                           0
Miller, Michael                                   25,000           25,000                           0
Millennium Capital Corporation                    25,000           25,000                           0
Karen Misasi-Humphreys
  Roth IRA                                         5,000            5,000                           0
Bear Stearns Securities Corp.
  C/F Steven Mizel Roth IRA                       50,000           50,000                           0
Montgomery, J.D.                                   5,000            5,000                           0
Pappas, Nicholas C.                               12,500           12,500                           0
Reichl, George                                    12,500           12,500                           0
Remes, Peter C.                                   12,500           12,500                           0
Richter, Roger                                    25,000           25,000                           0
Romer, Russell & Linda L.                         12,500           12,500                           0
Rothman, Henry                                    25,000           25,000                           0
Schachner, Mark                                   50,000           50,000                           0
Schmid, Jason T.                                   2,500            2,500                           0
Schmid, Jeffrey L.                                15,000           15,000                           0
Schmid, Lewis R.                                  22,500           22,500                           0
Shapiro, Craig                                    25,000           25,000                           0
Coleman Fine Arts Ltd.
  Defined Benefit Pension Plan                    25,000           25,000                           0
St. Claire Capital
  Management, Inc.                                12,500           12,500                           0
Teal Fund, L.P.                                  125,000          125,000                           0
Tucillo, John                                      7,000            7,000                           0
Walshe, Joseph A.                                 20,000           20,000                           0
WH Partners                                       75,000           75,000                           0
Willey, Frank P.                                  25,000           25,000                           0
Stuart Zimmerman Revocable
  Trust dtd. 3/26/97                              25,000           25,000                           0
Bridge Ventures, Inc.                             25,000           25,000                           0
Posner, Linda                                     25,000           25,000                           0
Jagid, Bruce                                      12,500           12,500                           0
Lava Investments Limited                         250,000          250,000                           0


                                              Shares Beneficially Owned
                                                    Prior to Offering
                                              -------------------------

                                              Number of        Number of     Shares Beneficially Owned
Name                                        Shares owned    Shares offered        After Offering(1)
------------------------------             --------------   --------------   -------------------------
Emmett, Randall                                   50,000           50,000                           0
Trencher, Christopher                             10,000           10,000                           0
Copeland, Alfred T.                              100,000          100,000                           0
Wachtel, William B.                               50,000           50,000                           0
Gail A. Doyle Revocable
  Trust dtd. 12/12/94                             12,500           12,500                           0
Ronald C. Erbetta & Sandra F.
  Erbetta Family Trust
  dtd. 3/2/88                                     12,500           12,500                           0
Merlino, Frank A.                                 12,500           12,500                           0
Anthony Erbetta Declaration
  of Trust                                        50,000           50,000                           0
London, Robert S.                                250,000          250,000                           0
Primo Capital Growth Fund                         75,000           75,000                           0
Rosebud Capital Growth
  Fund Ltd.                                       75,000           75,000                           0
Stanley Hollander                                 39,000           39,000                           0
John Muradian & Stacey
  Muradian, JTWROS                                20,000           20,000                           0
E&M Family Living Trust
  dtd. 11/28/95                                   12,500           12,500                           0
Glenn Lyons and Nancy Gerdt
  Trust dtd. 5/27/92                              12,500           12,500                           0
DiManno, Michael A.                                7,500            7,500                           0
Jensen, C. James                                  50,000           50,000                           0
Matulich, Jay and Kathy                            7,500            7,500                           0
Gabbert, Roger D.                                 17,000           17,000                           0
Carpenter, Richard S.                             10,000           10,000                           0
Lamberson, Jeff                                   10,000           10,000                           0
Hawkins, Michael W.                               12,500           12,500                           0
Beller, Gary L.                                   12,500           12,500                           0
Wolfley, D. Dennis                                 2,500            2,500                           0
Rothchild, Joseph B. & Sarah J.                   50,000           50,000                           0
Sandman, Sheila                                   11,000           11,000                           0
Goto, Eric K.                                     10,000           10,000                           0
Serra, Jose E. & Cecilia P.                       25,000           25,000                           0
Koretz, Allan R.                                  12,500           12,500                           0
Copeland, Thomas G.                               25,000           25,000                           0
Copeland, Thomas G.                               50,000           50,000                           0
Knowles, Michael A                                25,000           25,000                           0
Altavilla, Jr., Anthony D.                        15,000           15,000                           0
Altavilla, Jr., Anthony D.                        10,000           10,000                           0
McCarthy, Thomas G.                               12,500           12,500                           0
Frankson, Carl                                    10,000           10,000                           0
Terry Paranych Group, Ltd.                        12,500           12,500                           0
Reichl, George                                    15,000           15,000                           0
Reichl, George                                    27,500           27,500                           0
Trencher, Christopher                             25,000           25,000                           0
Kauser Partners                                  100,000          100,000                           0
Anderson, Carl A.                                  5,000            5,000                           0
Gefsky, H. Arnold                                  5,000            5,000                           0
Intrepid Securities Ltd.                         237,430          237,430                           0
Jacobs, Alan                                       7,500            7,500                           0


                                              Shares Beneficially Owned
                                                    Prior to Offering
                                              -------------------------

                                              Number of        Number of     Shares Beneficially Owned
Name                                        Shares owned    Shares offered        After Offering(1)
------------------------------             --------------   --------------   -------------------------
Jacobs, Michael                                    7,500            7,500                           0
Ingleby, Raymond S.                              200,000          200,000                           0
Fillet, Stephen W.                                12,000           12,000                           0
Trinity American Corporation                      50,000           50,000                           0
Sloan, Paul                                       25,000           25,000                           0
Howe, H. Page                                      5,000            5,000                           0
TOTAL                                          5,650,280        5,283,614                     366,666

------------


(1)  Assumes all of the offered shares are sold.

                              PLAN OF DISTRIBUTION

         This prospectus covers the resale by selling shareholders of shares of our common stock that they have already purchased from us. Selling shareholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

     o        transactions in the over-the-counter market;

     o        transactions on a stock exchange that lists our common stock; or

     o transactions negotiated between selling shareholders and purchasers, or otherwise.


         Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by a selling shareholder. Neither the selling shareholders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.


         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling shareholders may sell their common stock. Some states may also require selling shareholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $65,000. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

GENERAL

         We are engaged in developing web sites on the internet for purposes of offering information, communication tools and training to members of industry specific internet communities. We intend to generate revenue through:

   o   commissions earned on the sale of products and services at our web store;

   o   membership fees charged to subscribers to our web sites;

   o   advertising income from third party advertisers at our web sites; and

   o percentage interests in the income derived by third parties who provide seminars, training and speeches at our web sites.

         Our business activities from inception through approximately April 2000 consisted of market analysis for potential web sites, including in-house beta testing of several industry specific web sites for which we have received approximately $23,000 in revenue through December 31, 2000. In addition, for the nine month period ending September 30, 2000 we generated approximately $80,000 in revenues from sponsorship fees in connection with the marketing seminars we discuss below. In April 2000, we launched our initial web site devoted to residential real estate agents located at WWW.ISUCCEED.COM, for which we have generated approximately $83,000 for the nine month period ending September 30, 2000. Since April 2000, our business activities have included:

   o the marketing of our real estate site at www.iSucceed.com, through the conduct of approximately 32 seminars to promote the site as of the date of this prospectus;

   o the development of certain strategic relationships with third parties for purposes of procuring content and marketing support;

   o continuing market analysis of additional web sites devoted to other professional and industry groups; and

   o   expansion of our in-house technology capabilities.

         We have financed our activities to date through sales of securities. >From March through May 1999, we conducted a private placement sale of convertible notes for gross proceeds of $695,000. The principal amount of the notes were convertible into shares of common stock at rates of $2.00 to $3.00 per share. In June 1999, all $695,000 in principal was converted into a total of 267,500 shares of common stock. During the period from August to January 2000, we conducted a private placement sale of 1,524,430 shares of common stock at $2.00 per share for gross proceeds of $3,048,280. During February and March 2000, we conducted a private placement sale of 3,525,000 shares of common stock at $2.00 per share for gross proceeds of $7,050,000, which resulted in net proceeds of approximately $5,802,000 after deduction of offering expenses.

PLAN OF OPERATION

         Over the next 12 months, we intend to continue the development and marketing of our iSucceed.com web site and commence development of our financial services site and other industry specific web sites. The continued development is contingent upon obtaining additional financing. If we are successful in obtaining additional financing, we expect to spend approximately $2.0 million on product development activities. We also plan to devote significant efforts to integrating our recent acquisition of University.com and our planned acquisition of By Referral Only, Inc. We do not expect to incur significant integration costs relating to these acquisitions and we believe we have sufficient cash on hand to cover such costs.

         As of September 30, 2000, we had working capital of $4,111,900, which we believe will be sufficient to fund our operations through June 2001. We believe that we will need significant additional working capital during the second half of fiscal 2001 to fund our operations and pursue additional acquisitions and development of other industry specific web portals. We plan to raise $10 million to $20 million in 2001 through the sale of our securities to pursue our growth strategy. There can be no assurance that we will be able to obtain sufficient additional capital in a timely manner. Our plan of operations for the next twelve months is to generate membership through our current and future strategic relationships with third parties for marketing support, on-line and off-line advertising, including traditional industry print, targeted direct mail and telemarketing, and through the visibility created by our seminars. After the acquisition of University.com, we also plan to generate membership through University.com's corporate clients, although there can be no assurances that we will be able to generate membership as planned.

As of the date of this prospectus, we have 36 employees, of which 36 are full-time and no part-time.

                                    BUSINESS

GENERAL

         We are engaged in the business of developing and operating web sites to provide training, information and services to industry specific groups. In April 2000, we launched our first web site, www.iSucceed.com, which is dedicated to residential real estate agents located in the United States and Canada. According to the National Association of Realtors, there are over 720,000 realtors in the United States alone. As of the date of this prospectus, we have entered into agreements with over 150 top real estate agents, speakers and trainers to provide content and training on iSucceed.com at very low cost to us. Going forward, we intend to launch similar web sites for professionals in other industry segments.

         Each of our web sites are intended to provide rich content to specific industry groups, including a broad array of resources and services such as:

         o  both live and recorded training               o     search engines

         o  e-mail                                        o     on-line shopping

         o  forum                                         o     chat rooms

         Some resources and services such as e-mail, forums, search engines, shopping and training will be common to all of our industry sites. However, each site will also contain resources and services tailored to the needs and interests of that site's specific industry group. By adopting this approach, we believe that each site will be of more utility to its targeted users than the majority of current sites which seek to attract the public at large.

         We were incorporated in Florida in 1996, and began our current internet-based business in 1999.

ACQUISITION OF BY REFERRAL ONLY

         On October 25, 2000, we entered into a definitive agreement to acquire By Referral Only, Inc., a California corporation based in Oceanside, California, which provides coaching, teleclasses, seminars and business planning for the real estate and mortgage industry.


         The transaction is structured as a merger of By Referral Only with and into a wholly-owned subsidiary of EntrePort that we formed specifically for the purposes of the merger. As a result of the merger, By Referral Only will become a wholly-owned subsidiary of EntrePort. Under the terms of the agreement, we will issue 2.25 million shares of our common stock to the existing shareholders of By Referral Only and pay them a total of $4,000,000 in cash in exchange for all of the issued and outstanding shares of common stock of By Referral Only. The closing of the transaction is subject to the satisfaction of customary closing conditions, including our ability to raise at least $5 million through the sale of our equity securities in a private offering at a purchase price of $3.00 per share. In the event the capital is raised at a per share price at less than $3.00 the number of shares issuable to shareholders of By Referral Only is subject to change. Management currently believes it will sell convertible preferred securities at a price of $2.00. Based on the anticipated selling price the total number of share issuable to By Referral Only is 2.35 million. Our written agreement to acquire By Referral Only expired on February 2, 2001 and we are currently in the process of negotiating an additional extension. We have agreed in principle to the terms of an extension and expect close the transaction during the first quarter of 2001.


ACQUISITION OF UNIVERSITY.COM

         On October 24, 2000, we entered into a definitive agreement to acquire University.com, Inc., a Minnesota corporation based in Minneapolis, Minnesota, which is engaged in the business of developing, hosting, managing and providing support for internet training and education portals. We closed this transaction on January 31, 2001.

         The transaction was structured as a merger in which a wholly-owned subsidiary of EntrePort formed specifically for the purposes of the merger was merged with and into University.com. As a result of the merger, University.com became a wholly-owned subsidiary of EntrePort. Under the terms of the agreement, we issued 5,609,778 shares of our common stock to the existing shareholders of University.com in exchange for all of the issued and outstanding shares of common stock of University.com. An additional 1,148,430 shares are issuable upon the exercise of outstanding options and warrants that we assumed from University.com in the merger.

OUR MARKET

         Our market includes those groups of professionals, independent contractors, sales people and others that are large and cohesive enough to represent a community of business people with similar business goals and needs. These groups include nationwide members of industry segments, such as the approximately 720,000 real estate agents in the United States, or the employees and agents of large national and international sales organizations. All of these industry segments currently spend significant amounts of money on training, information and other goods and services intended to fulfill or further their business needs and goals.

         Our business plan is based on management's collective experience that the members of many industry segments are currently underserved in terms of training and information relating to their industry and job functions. We believe that the primary problem facing industry segments in need of training and content is the ability to access the available training and content on a timely and cost effective basis. Training and content has been traditionally disseminated by way of live sessions and seminars and through the distribution of books, audio and videotapes. However, these traditional methods typically involve relatively high costs to the recipients and fail to ensure the distribution of information on a timely basis.

         Our internal research and analysis suggests that the members of many industry segments are willing to pay for a service that can deliver meaningful training and content on a timely and cost effective basis. We believe that the need within these industry segments and organizations for timely and cost effective training and content presents a significant market opportunity for EntrePort. We also believe that the training and information provided on our web sites will enhance the skills of the subscribers and increase their profit potential.

OUR SOLUTION

         Our business model is designed to take advantage of the unique opportunities offered by the internet. The increasing use of the internet as a commercial medium has been accompanied by a diversification in the type of commerce that is conducted on the internet and a proliferation in the types of products and services available on the internet. The internet has created a dynamic and particularly attractive medium for business, empowering businesses and consumers to distribute and gather more services and information than is feasible with traditional commerce systems, to communicate and shop in ways that can be more convenient for them and to interact with each other in many new ways. As the internet has become more accessible and widely used for transactions, it has emerged as a primary business channel alongside the telephone, paper-based communication and face-to-face interaction.

         We intend to address the need for business training and information through the consolidation of proprietary training and content in web sites within industry segments. The internet offers the opportunity to provide certain targeted industry segments with training and information that is broader, more current and more accessible than has previously been available, all at a lower cost to the recipient. By consolidating content and presenting it in web sites, we will be able to offer our customers current training and information that is accessible by them 24 hours a day, seven days a week for a relatively low monthly membership fee.

OUR STRATEGY

         Our objective is to be the premier producer of web sites directed at industry specific audiences. To this end, we intend to position ourselves as a membership driven marketing model capable of generating multiple revenue streams while, at the same time, generating product/services and members at no or little cost to the company. In this respect, we believe that we have the ability to offer a financial model unlike the majority of other e-commerce companies. We launched our initial web site in April 2000, but as of the date of this prospectus we have not received significant revenues from operations. As a result, there can be no assurance that our business model will be successful or that we will be able to generate revenues as planned.

         The key to our strategy is our proposed strategic alliances with industry marketing experts. Many marketing experts derive their revenue from the sale of proprietary marketing products, typically books, audio and videotapes. Marketers, therefore, typically sponsor, at their expense, seminars and other means of paid advertising for purposes of reaching their audience. We will offer these marketers the opportunity to post content, either by way of text, audio or video tape, and sponsor seminars at our sites at no cost to them. Additionally, we will allow the marketers the opportunity to offer their proprietary products for sale at our web store. At the end of each content posting or training segment, the marketers' products will be showcased and members will be directed to our web store where the products will be available for purchase. We do not intend to warehouse the products but will take orders, process credit cards and pass along the order to the respective provider for shipments. We intend to charge the marketer a commission, exclusive of shipping and handling charges, which we believe to be significantly higher than commissions typically received by on-line distributors.

         To date, we have signed agreements with over 150 of the top real estate agents, speakers and trainers in North America, each of whom have agreed to provide us with commissions on all sales of their products through our web store. In choosing real estate agents to provide content on our site, we target agents who we believe to be highly successful. Based on our own research and discussions with industry experts, we believe that most of our agents are among the nation's top 10% in terms of annual sales volume, and many of our agents are among their firm's top ten overall producers. In selecting speakers and trainers, we have targeted persons who are widely recognized as experts in the industry, including, for example, Terri Murphy, who is the Chairman of the National Association of Realtors' Business Technology Forum and the author of two best selling real estate books, and John Tucillo, who is the former Chief Economist for the National Association of Realtors and the author of two best selling real estate books.

         In addition to providing content, we believe that our industry marketing experts will provide access to significant numbers of subscribers at little or no cost to us. We expect that the marketing experts that post content and sponsor or participate in seminars will bring to the site the same marketing audience they have been selling to for years. Our primary marketing objective will be to bring content to the public via live seminars thereby capitalizing on each marketer's experience and ability to sign up a predictable amount of members at the end of each seminar.

         In summary, we believe that our business model offers the following potential benefits and advantages:

     o Access to leading edge content from recognized marketing experts at no or little cost to us;

     o Access to the clients and followers of the marketing experts, thereby creating an immediate significant base of potential paying subscribers at little or no cost to us;

     o Allowing members and visitors to develop a relationship with the marketing experts, thereby increasing loyalty, retention and product sales; and

     o    Creation of a deep content library deliverable on demand to members.

OUR PRODUCTS AND SERVICES

         We intend to develop web sites that will offer general information, communication tools, training and other goods and services to members of certain industry specific internet communities. These web sites will be accessible by the general public, however, only established subscribers or registered visitors will be permitted to use our sites as the case may be.

         Our web sites will be accessible by a minimum hardware configuration consisting of a 486 personal computer with Windows `95 or greater, with 16 megabytes of RAM, 20 megabytes of free hard disk space, a 14,400 modem and an internet connection. All services will be provided in a Windows-based menu driven format with "point and click" interactivity. Persons who wish to use our web sites will be able to subscribe over the internet by completing an application available at the web site, opening an account and making a deposit with us via credit card.

         Our sites will provide rich content to specific industry groups. Each site will offer a broad array of resources and services such as e-mail, forums, search engines, and on-line shopping as well as both live and recorded training. Some resources and services such as e-mail, forums, search engines, shopping and training will be common to all sites. However, each site will also contain resources and services tailored to the needs and interests of the particular industry group for that site. By adopting this approach, we believe that each site will be of more utility to its targeted users than are the majority of current sites which seek to attract the public at large.

         OUR REAL ESTATE SITE. Our first web site is located at www.iSucceed.com and is aimed at real estate professionals in the United States and Canada. According to the National Association of Realtors there are over 720,000 realtors in the United States alone. The U.S. Census Bureau estimates that in 1998, this industry employed 1,231,471 people and generated over $141 billion in revenue.

         We believe, based on our internal marketing analysis and discussions with senior executives in the real estate industry, that the real estate industry is looking to increase operating efficiencies and profits through the deployment of computer/internet technologies, particularly in the area of sales training. We will offer membership based on-line training for real estate professionals.

Our real estate site includes the following content:

       o   listing for profit                      o    agent referrals

       o   profiting on "for sale by owners"       o    zero cost programs

       o   target marketing systems                o    customer service

       o   pre-list packaging                      o    referrals to home buyers

       o   virtual home tours                      o    continuing education

       o   pricing strategies

         We have entered into an exclusive agreement with Dearborn Financial Publishing, Inc., who is a nationally recognized provider of continuing education programs in the real estate industry. Under the terms of this agreement, our members have access to Dearborn's online continuing real estate education courses. By clicking on a link on the iSucceed.com web page, our members will be taken to a page maintained by Dearborn but branded with the iSucceed.com name. Dearborn has agreed that it will not grant any other party the right to use its online real estate continuing education programs. In consideration for the right to access its programs, we have agreed to pay Dearborn the greater of $2.50 per iSucceed.com subscriber or a minimum fee which gradually increases from $3,750 to $56,250 per month over the course of the next three years. Our contract with Dearborn initially lasts for three years and is automatically renewable for additional one year terms unless either party elects not to renew the contract.

         OUR FINANCIAL SERVICES SITE. Our next website will be aimed at the insurance and securities professionals in the United States and Canada. Our primary product will be on-line corporate and performance-based training delivered through our existing "just-in-time" platform combined with the "Learning Service Provider" platform that we plan to develop with University.com. We will also offer continuing education accredited courses targeted at the financial services industry. A primary focus will be corporate training to the highly motivated self-employed, independent contractor and partially commissioned employees who want to make more money and be more successful. We have begun developing the financial services website and expect to launch it in the third quarter 2001.

         FUTURE SITE POSSIBILITIES. We intend to replicate our iSucceed.com site for additional industry specific groups that are large and cohesive enough to support an internet community. Some of the industry groups we are currently considering are legal, accounting and healthcare, and we intend to examine other groups in the future. As of the date of this prospectus, however, we have not commenced the development of any specific industry sites other than our real estate and financial services site.

         We are currently working with a team of marketing experts whose job is to develop additional sites, including the development of a database of programming ideas and the retention of recognized industry talent to provide content and members. Our goal is to become the leading on-line, industry specific site service.

MARKETING

         As noted above, we intend to market our web sites primarily through proposed strategic alliances with industry marketing experts. We also intend to market our products and services through a combination of on-line and off-line advertising, including traditional industry print, targeted direct mail, telemarketing, such as telephone, fax and e-mail, and through the visibility created by the seminars hosted or sponsored by us.

         To date, our marketing efforts have consisted of organizing, sponsoring and promoting seminars in various locations throughout the United States and Canada. These seminars feature one or two speakers who are known experts in the real estate field and are generally attended by approximately 250 members of the real estate industry. We promote the iSucceed.com site during the course of the seminar and offer attendees the opportunity to subscribe to iSucceed.com on the spot. We market these seminars through a combination of targeted direct mail, fax and emails and by contacting real estate agents directly. As of the date of this prospectus, we have conducted approximately 50 such seminars, and we expect to hold approximately 80 more within the next 8 months.

         We have also entered into marketing alliances with Countrywide Home Loans, Inc., one of the nation's largest providers of home mortgage loans, and

Internet Pictures Corporation, a provider of virtual home tour services to the real estate industry. Under our agreement with Countrywide, we will each provide links on our web sites to the section of the other's web site that is dedicated to real estate professionals. In addition, we and Countrywide will offer discounted subscriptions and/or services to persons who link to one of our sites from the other. Under our agreement with Internet Pictures Corp., Internet Pictures Corp. will promote iSucceed.com to the agents and brokers who use its virtual home tours services and will include iSucceed.com in certain of its print and online advertising and marketing materials. In return, we have agreed to include Internet Pictures Corp. in certain of our advertising and marketing materials, provide limited free trials to subscribers who are referred to us by Internet Pictures Corp., and provide Internet Pictures Corp. with space at our real estate seminars. In addition, we will each provide links to the other's site on our respective web sites.

         In the future, we intend to develop an in-house staff of sales and marketing professionals to market and promote our products directly to large corporations and industry groups in our target markets. We may also pursue alternative distribution channels such as independent third party sales agents and resellers who will promote and sell our sites in exchange for commissions. By using a combination of direct sales techniques, in house sales and marketing professionals and alternative distribution channels, we believe that we will be able to more rapidly access markets and increase revenue-producing traffic on our web sites.

COMPETITION

         The market for members, visitors and internet advertising is new and rapidly evolving, and competition for members, visitors and advertisers is intense and is expected to increase significantly in the future. Barriers to entry are relatively low. We believe that the principal competitive factors for companies seeking to create communities on the internet are critical mass, functionality, brand recognition, member affinity and loyalty, broad demographic focus and open access to visitors

         Direct competitors for our iSucceed.com web site include University.com, which we are acquiring, and Learning.net, which offers online real estate, legal and accounting training . Other companies with whom we will compete, although indirectly, are companies who are primarily focused on creating broader web-based communities such as Digitalthink, Learn2.com, Skillsoft and SabaSoftware. We will likely also face competition in the future from web directories, search engines, software archives, content sites, commercial on-line services, sites maintained by ISPs and other entities that look to establish communities on the internet by developing their own or purchasing one of our competitors. In addition, we could face competition in the future from traditional media companies, a number of which, including Disney, CBS and NBC, have recently made significant acquisitions of or investments in internet companies. Further, there can be no assurance that our competitors and potential competitors will not develop communities that are equal or superior to or that achieve greater market acceptance than ours.

         We also compete for visitors with many internet content providers and internet service providers, including web directories, search engines, shareware archives, content sites, commercial on-line services and sites maintained by ISPs, as well as thousands of internet sites operated by individuals and government and educational institutions. These competitors include free information, search and content sites or services, such as CNET, CNN/Time Warner, Excite, Infoseek, Lycos, Netscape, Microsoft and Yahoo!.

         In addition to online competitors, we face competition from as well as traditional forms of media such as newspapers, magazines, radio and television, for advertisers and advertising revenue. We believe that the principal competitive factors in attracting advertisers include the amount of traffic on our web site, brand recognition, customer service, the demographics of our members and viewers, or ability to offer targeted audiences and the overall cost-effectiveness of the advertising medium offered by us. We believe that the number of internet companies relying on web-based advertising revenue will increase greatly in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on our advertising rates which could in turn have a material adverse effect on our business, results of operations and financial condition.

         Virtually all of our existing and potential competitors, including web directories and search engines and large traditional media companies, have longer operating histories in the web market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. Such competitors are able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third party content providers. There can be no assurance that internet content providers and ISPs, including web directories, search engines, shareware archives, sites that offer professional editorial content, commercial on-line services and sites maintained by ISPs will not be perceived by advertisers as having more desirable web sites for placement of advertisements. In addition, many of our potential current advertising customers and strategic partners have established collaborative relationships with certain of our competitors or potential competitors, and other high-traffic web sites. Accordingly, there can be no assurance that we will be able to develop and grow our memberships, traffic levels and advertiser customer base. There can also be no assurance that we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         We regard our technology as propriety and attempt to protect it by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the foreseeable future. We generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We intend to pursue the registration of our service marks in the United States and internationally, and have applied for the registration in the United States for the service mark "EntrePort." Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the internet, and policing unauthorized use of our proprietary information will be difficult.

         Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in internet-related businesses are uncertain and still evolving, and no assurance can be given as to the future viability or value of any proprietary rights of ours or other companies within this market. There can be no assurance that the steps taken by us will prevent misappropriation or infringement of our proprietary information. Any such infringement or misappropriation, should it occur, might have a material adverse effect on our business results of operations and financial condition. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, results of operations and financial condition. Furthermore, there can be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

TECHNOLOGICAL SUPPORT

         We currently have seven employees on our information technology staff. Typically, we handle ongoing support and maintenance of our web sites in-house, but we look to outside consultants from time to time for certain web design and software development tasks.

         We intend to provide a high level of customer support to our customer base. We intend to provide technical and customer service support via our corporate e-mail, 24 hours a day, seven days a week. In addition to the support channel, we intend to provide for instant messaging and support chat rooms. To assist in providing quality and responsive support, we intend to develop or acquire software programs that record, acknowledge, route, queue, and generate reports on e-mail.

EMPLOYEES

         As of the date of this prospectus, we employ 41 people, of which 40 are full-time and 1 are part time, and we intend to employ an additional eight people over the next 90 days. None of our employees are covered by an ongoing collective bargaining agreement with us and we believe that our relationship with our employees is good.

COMPANY LOCATION AND FACILITIES

         Our executive offices are located in Vista, California and consist of approximately 20,000 square feet of office space. We lease this space pursuant to a three year lease expiring on July 1, 2003, at the rate of $13,512 per month.

LITIGATION

         We are not a party to any material litigation.

                                   MANAGEMENT

         Set forth below are the directors and officers of EntrePort.

     NAME                  AGE                  POSITION
     ----                  ---                  --------

David J. D'Arcangelo        44         Chairman of the Board

William A. Shue             43         President, Chief Executive Officer, Chief
                                       Financial Officer and Director

Tony Acone                  56         Director

Scott Lucas                 40         Director

         Mr. D'Arcangelo has served as Chairman of our Board of Directors since February 17, 1999. From February 17, 1999 to March 21, 1999, Mr. D'Arcangelo also served as our President and Chief Executive Officer. From 1994 to 1999, Mr. D'Arcangelo served as President of the D'Arcangelo Companies, a business marketing and training consulting firm. Mr. D'Arcangelo's book, "Wealth Starts at Home," published by McGraw-Hill, was released in 1997.

         Mr. Shue has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary and as a director since April 17, 1999. From 1994 to 1999, Mr. Shue served as an independent consultant to the seminar production industry. Mr. Shue was a co-founder of Caribiner International, Inc., a NYSE-listed business communications company, and served as President of Caribiner International from 1986 to 1993. Mr. Shue has an MBA in Finance from the University of Houston.

         Mr. Acone has served as a director since November 1999. Mr. Acone was a co-founder of Prime Ticket Sports Network and served as President of that company from 1985 to 1989 and Assistant to the Chairman from 1989 to 1994, at which time Prime Ticket was sold to Fox Sports Television Network. Mr. Acone has been a private investor since 1994.

         Mr. Lucas has served as a director since April 2000. Mr. Lucas has served as the Chairman and Chief Executive Officer of YourPut.com, a private information management company, since 1997. From 1995 to 1997, Mr. Lucas was Chief Equity Officer for AIM Capital Management, Houston, Texas, where he held senior fiduciary duties for 30 mutual funds containing nearly $90 billion in assets. Prior to AIM, Mr. Lucas was Vice President at Goldman Sachs & Co., New York, where he was responsible for marketing and strategy for Equity Derivatives and Program Trading for the Western U.S. and Canada.

EXECUTIVE COMPENSATION

         CASH COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 1999, 1998 and 1997.

                                        ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                             ----------------------------------------   ------------------------------
  NAME AND POSITION          YEAR    SALARY    BONUS   OTHER ANNUAL     RESTRICTED    COMMON SHARES         ALL
                                                       COMPENSATION       STOCK        UNDERLYING          OTHER
                                                                        AWARDS ($)   OPTIONS GRANTED       COMPEN
                                                                                      (# SHARES)          -SATION
----------------------      ------ ---------- ------- ---------------   ------------ -----------------   ----------
David J. D'Arcangelo,        1999  $  70,833      -0-       -0-              -0-           50,000            -0-
Chairman                     1998  $       0      -0-       -0-              -0-              -0-            -0-
                             1997  $       0      -0-       -0-              -0-              -0-            -0-


William A. Shue,             1999  $  62,500      -0-       -0-              -0-         300,000             -0-
President                    1998  $       0      -0-       -0-              -0-              -0-            -0-

                             1997  $       0      -0-       -0-              -0-              -0-            -0-


                                               OPTION/SAR GRANTS IN 1999 FISCAL YEAR
                                                        INDIVIDUAL GRANTS
----------------------      ---------------------------------------------------------------------------------------
          NAME                   NUMBER OF          % OF TOTAL OPTIONS/SARS      EXERCISE OR      EXPIRATION DATE
                                 SECURITIES         GRANTED TO EMPLOYEES IN       BASE PRICE
                                 UNDERLYING               FISCAL YEAR               ($/SH)
                                OPTIONS/SARS
                                GRANTED (#)
----------------------      ---------------------   -------------------------   ---------------   -----------------
David J. D'Arcangelo              50,000                      3%                    $ 1.00          April 1, 2004


William Shue                     300,000                     17%                    $ 1.00          April 1, 2004

         EMPLOYMENT AGREEMENTS. We have entered into employment agreements with the Chairman of our Board of Directors, Mr. David D'Arcangelo, and our Chief Executive Officer, Mr. William Shue. Pursuant to their agreements, Mr. D'Arcangelo and Mr. Shue are required to devote their entire business time to the affairs of the company. We currently pay both Mr. D'Arcangelo and Mr. Shue a salary of $8,333.34 per month. However, the terms of Mr. D'Arcangelo's and Mr. Shue's employment agreements provide that their salaries will be increased at such time as we have either raised sufficient capital to do so or our profits so warrant, as determined by Mr. D'Arcangelo or Mr. Shue, as the case may be, in their discretion. At such time, their salaries will be increased to levels that are comparable to executives of equivalent positions in similar public companies, but with a minimum of $200,000 per year plus car allowance. Mr. D'Arcangelo's employment agreement expires on April 1, 2002 and Mr. Shue's employment agreement expires on April 18, 2002. Both agreements are subject to automatic one year extensions unless either party chooses not to renew within 90 date of the expiration of the current term.

         COMPENSATION OF DIRECTORS. All of our directors receive reimbursement for out-of-pocket expenses for attending Board of Directors meetings. We intend to appoint additional members to the Board of Directors, including outside or non-officer members to the board. Any outside directors may receive an attendance fee for each meeting of the Board of Directors. From time to time we may engage certain members of the Board of Directors to perform services on behalf of the Company and compensate such persons for the services which they perform.

STOCK OPTION PLAN

         In 1999, we adopted a Stock Option Plan permitting us to grant options to employees, directors, consultants and independent contractors. The purpose of the plan is to allow us to attract and retain such persons and to compensate them in a way that links their financial interests with the interests of our shareholders. Awards under the plan may take the form of incentive stock options or non-qualified stock options. A total of 4,000,000 shares may be issued pursuant to the plan. As of the date of this prospectus, we had granted options to purchase approximately 2,558,462 shares of our common stock.

         Our stock option plan is administered by our a committee appointed by our board of directors or, in the absence of such a committee, by the entire board. The committee has, subject to specified limitations, full authority to grant options and establish the terms and conditions of vesting and exercise. The exercise price of incentive stock options granted under the plan is required to be no less than the fair market value of our common stock on the date of grant (110% in the case of a greater than 10% stockholder).

         The committee may grant options for terms of up to 10 years, or 5 years in the case of incentive stock options granted to greater than 10% stockholders. No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by us or ceases to have a relationship with us, his or her options will expire one year after termination by reason of death or permanent disability, thirty days after termination for cause and three months after termination for any other reason.

         Subject to the foregoing, the committee has broad discretion to set the terms and conditions applicable to options granted under the plan. The committee may discontinue or suspend option grants under the plan, or amend or terminate the plan entirely, at any time. With the consent of an optionee, the committee may also make such modification of the terms and conditions of such optionee's option as the committee shall deem advisable. However, the committee has no authority to make any amendment or modification to the plan or any outstanding option which would:

   o increase the maximum number of shares which may be purchased pursuant to options granted under the stock option plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments;

   o change the designation of the class of employees eligible to receive qualified options;

   o extend the term of the stock option plan or the maximum option period thereunder;

   o decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the stock option plan, except in connection with certain antidilution adjustments; or

   o cause qualified stock options issued under the stock option plan to fail to meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code.

         Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the plan.

RELATED PARTY TRANSACTIONS

         In connection with our organization in October 1996, we issued 5,000,000 common shares to our founder, Mr. Eric Littman, at a price of $.001 per share. In February 1999, we hired Mr. David D'Arcangelo, currently our Chairman of the Board, to develop our current web business. At that time, Mr. Littman canceled, for no consideration, 4,410,000 shares of common stock and resigned from all positions with the company.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS
AND OFFICERS

         The Florida General Corporation Law provides that corporations may include a provision in their Articles of Incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director:

   o for any breach of the director's duty of loyalty to the corporation or its stockholders;
   o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
   o for unlawful payment of a dividend or unlawful stock purchase or redemption; or
   o for any transaction from which the director derived an improper personal benefit.

         Our Articles of Incorporation provide that directors are not liable to EntrePort or its stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Florida Law. In addition to the foregoing, our Bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

         The above provisions in our Articles of Incorporation and Bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of EntrePort pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

   o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

   o   each of our directors and executive officers; and

   o   all of our directors and executive officers as a group.

                                NUMBER OF SHARES
         NAME AND ADDRESS      BENEFICIALLY OWNED           PERCENTAGE OWNED
--------------------------------------------------------------------------------
David J.  D'Arcangelo               2,673,334                   22.8%
William A. Shue                     1,500,000                   12.5%
Tony Acone                            175,000                    1.5%
Scott Lucas                           170,000                    1.5%
All officers and directors          4,518,334                   37.0%
as a group
----------------------------

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include the following shares that are subject to options that are immediately exercisable or exercisable within 60 days from the date of this prospectus:

   o   50,000 shares subject to options held by Mr. D'Arcangelo;

   o   300,000 shares subject to options held by Mr. Shue;

   o   150,000 shares subject to options held by Mr. Acone; and

   o   20,000 shares subject to options held by Mr. Lucas.

The number of shares and the percentage beneficially owned by all officers and directors as a group includes a total of 520,000 shares subject to options that are immediately exercisable or exercisable within 60 days from the date of this prospectus. The address for each of the shareholders listed above is 2790 Business Park Drive, Suite B, Vista, California 98083.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         EntrePort is authorized to issue 50,000,000 shares of common stock, $.001 par value, of which, as of the date of this prospectus, 17,391,001 shares are issued and outstanding. As of the date of this prospectus, there are outstanding options, warrants and rights which, upon exercise or conversion, entitle their holders to acquire approximately 3,237,430 shares of common stock.

         Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting. However, in the case of certain fundamental matters such as certain amendments to the Articles of Incorporation and certain mergers and reorganizations, Florida law and EntrePort's Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

STOCK OPTION PLAN

         During the fiscal year 1999, we adopted a Stock Option Plan permitting us to grant options to employees, directors, consultants and independent contractors. An aggregate of 4,000,000 shares of common stock may be issued pursuant to the plan. As of the date of this prospectus, options to purchase an aggregate of 2,558,462 shares of common stock have been issued pursuant to the Plan.

WARRANTS

         In February and March 2000, we conducted a private placement of common shares. Roth Capital Partners, Inc. acted as placement agent in connection with that offering. As part of its compensation for acting as placement agent, we granted to Roth Capital Partners a common stock purchase warrant entitling the holder to purchase 377,500 shares of our common stock at an exercise price of $2.00 per share. The warrant is presently exercisable and expires in March 2005.

         As of the date of this prospectus, warrants to purchase an aggregate of 678,968 shares of common stock have been issued with a weighted average exercise price of $2.02 per share.

DIVIDENDS

         We do not anticipate the payment of cash dividends on its common stock in the foreseeable future.

TRANSFER AGENT

         The transfer agent for our common stock is Computershare Investors Services, formerly known as American Stock Transfer & Trust, Inc.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Newport Beach, California.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our financial statements at December 31, 1999 and 1998, and for each of the two years in the period ended December 31, 1999, and for the period from October 4, 1996 (inception) through December 31, 1999, as set forth in their report. We have included our financial statements in the registration statement in reliance on Ernst & Young LLP's report, given their authority as experts in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited the financial statements of By Referral Only, Inc., at September 30, 2000 and December 31, 1999 and for the nine months ended September 30, 2000 and for the year ended December 31, 1999, as set forth in their report. We've included the financial statements of By Referral Only, Inc. in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements of University.com, Inc. as of and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by KPMG LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon their authority as experts in accounting and auditing. The report of KPMG LLP contains an explanatory paragraph that states that University.com, Inc. has suffered net losses since inception, and has total stockholders' equity and working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements of University.com, Inc. do not include any adjustments that might result from the outcome of that uncertainty.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         In July 1999, we dismissed Barry L. Friedman, Certified Public Accountant, as our independent auditor and appointed Ernst & Young LLP as independent auditors. Mr. Friedman had previously audited our financial statements as of and for the fiscal years ended December 31, 1998, 1997 and 1996. The decision to change independent auditors was approved by our Board of Directors. During the fiscal year ended December 31, 1998 and through July 1999, there were no disagreements between us and Mr. Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Mr. Friedman would have caused him to make reference to the subject matter of the disagreement in connection with his reports.

         Except for the explanatory paragraph included in Mr. Friedman's report on our financial statements for the 1998, 1997 and 1996 fiscal years, relating to substantial doubt existing about our ability to continue as a going concern, the audit reports of Mr. Friedman on our financial statements as of December 31, 1998, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC's web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.

                          INDEX TO FINANCIAL STATEMENTS

ENTREPORT CORPORATION

Report of Independent Auditors............................................................................F-2
Balance Sheet as of December 31, 1999 and 1998............................................................F-3
Statements of Operations for the years ended December 31, 1999 and 1998...................................F-4
Statements of Changes in Stockholders' Equity for the years ended December 31, 1999 and December 31, 1998................................................................................F-5
Statements of Cash Flows for the years ended December 31, 1999 and 1998...................................F-6
Notes to Financial Statements.............................................................................F-7
Condensed Balance Sheet as of September 30, 2000, and December 31, 1999 (unaudited).......................F-19
Condensed Statements of Operations for the nine months ended September 30, 2000 and
     September 30, 1999 (unaudited).......................................................................F-20
Condensed Statements of Cash Flows for the nine months ended September 30, 2000 and
     September 30, 1999 (unaudited).......................................................................F-21
Notes to Unaudited Financial Statements...................................................................F-22

UNIVERSITY.COM, INC.

Independent Auditors' Report..............................................................................F-25
Audited Balance Sheets as of December 31, 1999 and 1998...................................................F-26
Audited Statements of Operations for the year ended December 31, 1999, the period from
     June 12, 1998 (inception) through December 31, 1998 and the cumulative period from
     June 12, 1998 to December 31, 1999...................................................................F-27
Audited Statements of Stockholders' Equity for the year ended December 31, 1999, the period from
     June 12, 1998 (inception) through December 31, 1998..................................................F-28
Audited Statements of Cash Flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) through December 31, 1998, and the cumulative period from June 12, 1998 to December 31, 1999..............................................................F-29
Notes to Audited Financial Statements.....................................................................F-30
Unaudited Balance Sheets as of September 30, 2000 and December 31, 1999...................................F-40
Unaudited Statements of Operations for the nine months ended September 30, 2000 and 1999..................F-40
Unaudited Statements of Cash Flows for the nine months ended September 30, 2000 and 1999..................F-41
Notes to Unaudited Financial Statements...................................................................F-42

BY REFERRAL ONLY, INC.

Report of Independent Auditors............................................................................F-44
Balance Sheet as of September 30, 2000 and December 31, 1999..............................................F-45
Statements of Income for the nine months ended September 30, 2000 and the year ended December 31, 1999.........................................................................F-46
Statements Shareholder's Deficit at September 30, 2000 and December 31, 1999..............................F-47
Statements of Cash Flows for the year ended December 31, 1999 and for the nine months ended September 30, 2000.................................................................F-48
Notes to Audited Financial Statements.....................................................................F-49

UNAUDITED PRO FORMA INFORMATION

Introductory Note to Pro Forma Combined Condensed Financial Statements....................................P-1
Unaudited Pro Forma Balance Sheet as of September 30, 2000................................................P-2
Unaudited Pro Forma Statements of Income for the twelve months ended December 31, 1999 and nine months ended September 30, 2000.............................................................P-3
Notes to Pro Forma Financial Statements...................................................................P-5

                                       F-1

                         Report of Independent Auditors

The Board of Directors and Stockholders
EntrePort Corporation

We have audited the accompanying balance sheets of EntrePort Corporation (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998, and for the period October 4, 1996 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EntrePort Corporation (a development stage company) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and the period October 4, 1996 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                             /s/ Ernst & Young LLP

San Diego, California
March 21, 2000


                                        EntrePort Corporation
                                    (a development stage company)

                                           Balance Sheets

                                                                                 DECEMBER 31,
                                                                             1999          1998
                                                                       -----------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                             $1,458,139     $       -
   Other current assets                                                     205,397             -
                                                                       -----------------------------
Total current assets                                                      1,663,536             -

Investment in Sportsware Technologies, Inc.                                 399,500             -
Property and equipment at cost, net                                          97,317             -
Website development costs                                                   181,381             -
Deferred offering costs                                                      85,194             -
Other assets                                                                  6,690             -
                                                                       -----------------------------
                                                                         $2,433,618     $       -
                                                                       =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                      $  194,268     $       -
   Accrued liabilities                                                      263,399           800
   Note payable to officer                                                   20,000             -
                                                                       -----------------------------
Total current liabilities                                                   477,667           800

Stockholders' equity (deficit):
   Common stock, $.001 par value; 50,000,000 shares
     authorized, 7,834,974 and 5,025,000 issued and outstanding
     at December 31, 1999 and 1998, respectively                              7,835         5,025
   Additional paid-in capital                                             3,845,753             -
   Deficit accumulated during the development stage                      (1,897,637)       (5,825)
                                                                       -----------------------------
Total stockholders' equity (deficit)                                      1,955,951          (800)
                                                                       -----------------------------
                                                                         $2,433,618     $       -
                                                                       =============================

SEE ACCOMPANYING NOTES.


                                             EntrePort Corporation
                                         (a development stage company)

                                           Statements of Operations





                                                         YEARS ENDED DECEMBER 31,
                                                         1999                1998
                                                 -------------------------------------
Revenues                                            $       11,911      $           -

Operating Expenses:
   Research and development                                 97,579                  -
   Marketing, general and administrative                 1,796,990                800
                                                 -------------------------------------
      Total operating expenses                           1,894,569                800
                                                 -------------------------------------
Loss from operations                                    (1,882,658)              (800)
Interest expense                                             9,154                  -
                                                 -------------------------------------
Net loss                                            $   (1,891,812)     $        (800)
                                                 =====================================
Net loss per common share
   (basic and diluted)                              $        (0.31)     $           -
                                                 =====================================

Weighted average shares used in computing
net loss per common share
   (basic and diluted)                                   6,068,605          5,025,000
                                                 =====================================


SEE ACCOMPANYING NOTES.


                                                  EntrePort Corporation
                                              (a development stage company)
                                           Statements of Stockholders' Equity
                                     For the years ended December 31, 1999 and 1998

                                                                                                        DEFICIT
                                                                                                      ACCUMULATED         TOTAL
                                                          COMMON STOCK              ADDITIONAL        DURING THE      STOCKHOLDERS'
                                                ----------------------------------   PAID-IN          DEVELOPMENT        EQUITY
                                                     SHARES          AMOUNT          CAPITAL             STAGE          (DEFICIT)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1997                         5,025,000           5,025             -             (5,025)                  -

   Net loss for the year ended December 31,
     1998                                                    -               -             -               (800)               (800)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1998                         5,025,000           5,025             -             (5,825)               (800)

   Common shares retired for no consideration       (4,410,000)         (4,410)        4,410                  -                   -

   Common shares issued for $1,600 of notes
     receivable and $335,900 for services
     rendered                                        5,400,000           5,400       332,100                  -             337,500

   Issuance of common stock upon conversion
     of notes payable in June 1999 at $2.00
     to $3.00 per share                                267,500             268       694,732                  -             695,000

   Issuance of common stock for $2.00 per share
     in August and December 1999 for
     cash, net of issuance costs of $304,185         1,384,140           1,384     2,462,711                  -           2,464,095

   Issuance of common stock for services
     rendered                                          168,334             168       336,500                  -             336,668

   Issuance of warrants for services rendered                -               -        15,300                  -              15,300

   Net loss for the year ended December 31,
     1999                                                    -               -             -         (1,891,812)         (1,891,812)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1999                         7,834,974        $  7,835    $3,845,753        $(1,897,637)         $1,955,951
                                                ====================================================================================

SEE ACCOMPANYING NOTES


                                        EntrePort Corporation
                                    (a development stage company)

                                      Statements of Cash Flows





                                                             YEARS ENDED DECEMBER 31,
                                                               1999           1998
                                                        ---------------------------------
OPERATING ACTIVITIES
Net loss                                                  $ (1,891,812)     $     (800)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                               17,419               -
     Issuance of common stock and warrants for services        421,200               -
         rendered
     Changes in operating assets and liabilities:                    -               -
       Other current assets                                   (205,397)              -
       Accounts payable                                        194,268               -
       Accrued liabilities and other                           262,599             800
       Other assets                                             (6,690)              -
                                                        ---------------------------------
Net cash flows used in operating activities                 (1,208,413)              -

INVESTING ACTIVITIES
   Purchases of property and equipment                        (114,736)              -
   Investment in Sportsware Technologies, Inc.                (399,500)              -
   Increases in website development costs                     (181,381)              -
                                                        ---------------------------------
 Net cash flows used in investing activities                  (695,617)              -

FINANCING ACTIVITIES
   Proceeds from issuance of notes payable                   1,010,000               -
   Payments of notes payable                                  (295,000)              -
   Issuance of common stock for cash, net                    2,732,363               -
   Increases in deferred offering costs                        (85,194)              -
                                                        ---------------------------------
Net cash flows provided by financing activities              3,362,169               -
                                                        ---------------------------------

Increase in cash and cash equivalents                        1,458,139               -

Cash and cash equivalents at beginning of period                     -               -
                                                        ---------------------------------
Cash and cash equivalents at end of period                $  1,458,139      $        -
                                                        =================================

SUPPLEMENTAL DISCLOSURE OF NON CASH
  FINANCING ACTIVITIES
Conversion of notes payable to common stock               $   (695,000)     $        -
                                                        =================================

SUPPLEMENTAL INFORMATION
Interest paid                                             $      5,081      $       -
                                                        =================================

SEE ACCOMPANYING NOTES.

                              EntrePort Corporation
                          (a development stage company)

                          Notes to Financial Statements



1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

EntrePort Corporation ("the Company") was incorporated in Florida on October 4, 1996. The Company is in the initial stage of operations devoting substantially all of its efforts to the market analysis for and development of Web portals on the Internet for purposes of offering general information, communication tools and training to members of certain targeted Internet communities. As of December 31, 1999, the Company has not completed the development of any of its proposed Web portals or otherwise commenced significant revenue producing operations. Accordingly, the Company is considered to be in the development stage.

The Company had no assets or operations from the time of its incorporation until February 1999, at which time the Company hired its current Chairman of the Board to develop the Company's Web business. At this time, the Company's founder canceled, for no consideration, 4,410,000 shares of Common Stock and resigned from the Company. The Company then issued 3,800,000 shares of Common Stock, as consideration of marketing and business plans, consulting services and cash.

REVENUE RECOGNITION

The Company recognizes revenue on membership fees ratably over the period in which the services are performed.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CASH AND CASH EQUIVALENTS

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents primarily represent funds invested in money market funds where cost equals market value.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost, and depreciated over the estimated useful lives of the assets (generally three to five years) using the straight-line method.

WEBSITE DEVELOPMENT COSTS

Website development costs are capitalized in accordance with an EITF consensus on Issue 00-02 and amortized over the estimated useful lives of the Internet website being developed (generally two years) using the straight-line method. Amortization will begin upon the launch of the web site.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related interpretations in accounting for its employee stock options because, as discussed in Note 6, the alternative fair value accounting provided under Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, requires the use of option valuation models that were not developed for use in valuing employee stock options.

Compensation charges for options granted to non-employees has been determined in accordance with SFAS No. 123 and EITF 96-18 as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. Charges for options granted to non-employees are periodically remeasured as the underlying options vest.

The Company has disclosed the pro forma effect of using the fair value based method to account for its employee stock-based compensation.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


NET LOSS PER SHARE

The Company computes net loss per share following SFAS No. 128, EARNINGS PER SHARE. SFAS 128 requires the presentation of basic and diluted income (loss) per share amounts. Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income (loss) per share to the extent these shares are dilutive. Common equivalent shares are not included in the computation of diluted net loss per share for the years ended December 31, 1999 because the effect would be anti-dilutive.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table sets forth the computation of basic and diluted loss per share for the periods presented:

                                                            YEARS ENDED DECEMBER 31,
                                                       ------------------------------------
                                                              1999             1998
                                                       ------------------------------------
Numerator:

   Net loss                                            $     (1,891,812)   $         (800)

Denominator:
   Weighted average shares outstanding for basic
     earning per share                                        6,068,605         5,025,000
                                                       ------------------------------------
   Effects of dilutive securities:
     Employee stock options                                           -                 -
     Warrants                                                         -                 -
                                                       ------------------------------------
   Dilutive potential common shares                                   -                 -
   Shares used in computing diluted net income per
     common share                                             6,068,605         5,025,000
                                                       ====================================

Loss per common share, basic                           $          (0.31)     $          -
                                                       ====================================
Loss per common share, diluted                         $          (0.31)     $          -
                                                       ====================================


COMPREHENSIVE LOSS

Comprehensive loss for all periods presented is the same as net loss.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


2. SELECTED BALANCE SHEET DETAILS

                                                 DECEMBER 31,
                                             1999           1998
                                        -------------- --------------

Other current assets:
Due from investors                      $     180,000  $           -
Prepaid expenses                               21,731              -
Other current assets                            3,666              -
                                        -------------- --------------
                                        $     205,397  $           -
                                        ============== ==============

         The amount due from investors was collected in January 2000.


Property and equipment:
Machinery and equipment                 $     106,509  $           -
Furniture and fixtures                          8,227              -
                                        -------------- --------------
                                              114,736              -
Less: accumulated depreciation                (17,419)             -
                                        -------------- --------------
                                        $      97,317  $           -
                                        ============== ==============


Accrued liabilities:
Officer relocation costs                $     106,600  $           -
Lease termination costs                        61,058              -
Accrued settlement                             37,500              -
Other accrued liabilities                      58,241            800
                                        -------------- --------------
                                        $     263,399  $         800
                                        ============== ==============

3. EQUITY INVESTMENT

During 1999, the Company acquired a 5% share of Sportsware Technologies, Inc. ("STI") for cash totaling $399,500. The Company accounts for its investment in STI under the cost method. In conjunction with the purchase, the Company was granted an option through December 1999 to purchase all of the remaining outstanding shares of STI for cash and common stock. The option was not exercised by the Company and expired in December 1999. The Company also granted stock options to STI to purchase 500,000 shares of the Company's common stock for $.10 per share, vesting and exercisable only in the event the Company purchased the remaining 95% of STI stock. These options were canceled in December 1999 upon expiration of the purchase option.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


4. NOTES PAYABLE

Throughout 1999, the Company issued notes payable totaling $315,000 to several outside parties and one of the Company's officers. The notes bore interest at rates ranging from 6.0% to 10.0% per annum. Each note was paid off prior to December 31, 1999 with the exception of one note. The outstanding note of $20,000 bears a rate of 8.0% and matures in July 2000.

Throughout 1999, the Company conducted a private placement sale of convertible notes for total proceeds of $695,000. The notes bore interest at the rate of 6.0% per annum. Principal was convertible into shares of the Company's common stock at rates of $2.00 to $3.00 per share. During 1999, the principal amount of all notes was converted into 267,500 shares of common stock.

5. LEASE COMMITMENTS

The Company leases its corporate headquarters facility under a noncancelable operating lease expiring on March 31, 2002. The Company also leases an unrelated property on a month to month basis. Rent expense for these leases was approximately $45,000, $0 and $45,000 for the years ended December 31, 1999 and 1998, and for the period October 4, 1996 (inception) through December 31, 1999, respectively.

Future minimum payments required under the operating lease as of December 31, 1999 are as follows:
                                                       OPERATING
                                                         LEASES
                                                    ----------------
2000                                                $        26,800
2001                                                         33,400
2002                                                         10,000
                                                    ----------------
Total minimum lease payments                        $        70,200
                                                    ================

6. STOCKHOLDERS' EQUITY

COMMON STOCK

In February 1999, the Company retired 4,410,000 shares of the Company's stock from the original founder of the Company, for no consideration. Additionally, in March 1999 the Company issued 5,400,000 shares of common stock to various initial investors and key employees for cash and services.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


In September 1999, the Company sold 99,710 shares of common stock for cash proceeds of $199,420 in a private placement. In June 1999, the Company issued 267,500 shares of common stock, as a result of the conversion of convertible notes. In December 1999, the Company issued 1,284,430 shares in a private placement for cash proceeds of $2,568,860. The Company incurred $38,185 in offering costs, and issued 133,334 shares of common stock to a financial consultant in connection with the private placement (valued at $266,668). These costs have been charged as a reduction to additional paid-in capital.

In November 1999, the Company issued 25,000 shares of common stock in consideration for the extension of two notes payable. In December 1999, the Company also issued 10,000 shares of common stock for Website development services rendered. The Company expensed the costs of these services.

COMMON STOCK WARRANTS

Periodically, the Company will issue warrants to outside consultants in lieu of stock options. During the period October 4, 1996 (inception) through December 31, 1999, the Company issued 10,000 warrants at a $1.00 exercise price. The warrants are exercisable at December 31, 1999 and expire in October 2002. During the year ended December 31, 1999, the Company recognized $15,300 in compensation expense for these services.

STOCK OPTIONS

In March 1999, the Company adopted the 1999 Stock Incentive Plan (the "Plan") to grant options to purchase common stock to eligible officers, employees, directors, consultants and other independent advisors who provide services to the Company. The Board has authorized and reserved an aggregate of 4,000,000 shares of common stock for issuance under the Plan. Terms of the stock option agreements, including vesting requirements, are determined by the Board of Directors. Options under the Plan cannot exceed a ten year term. The exercise price of options granted under the Plan is determined by the Board, but cannot be less than 100% of the fair market value (85% for non-qualified options) of the common stock on the date of grant.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


6. STOCKHOLDERS' EQUITY (CONTINUED)

The following table summarizes activity under the stock option plan during the year ended December 31, 1999:

                                                              WEIGHTED AVERAGE
                                                  SHARES       EXERCISE PRICE
                                             -----------------------------------
Outstanding at December 31, 1998                          -   $       -
   Granted                                        1,810,000   $    1.69
   Exercised                                              -   $       -
   Canceled                                        (500,000)  $    0.10
                                             -----------------
Outstanding at December 31, 1999                  1,310,000   $    2.30
                                             =================

All options outstanding at December 31, 1999 are non-qualified options. The weighted average grant date fair value of options granted during the year totaled $1.49.

A further summary of options outstanding and exercisable as of December 31, 1999 follows:

                                                        WEIGHTED      WEIGHTED                     WEIGHTED
                        EXERCISE        EXERCISE        AVERAGE       AVERAGE                       AVERAGE
      OPTIONS              RANGE          RANGE          EXERCISE    REMAINING     OPTIONS         EXERCISE
   OUTSTANDING              LOW           HIGH           PRICE      LIFE (YEARS) EXERCISABLE        PRICE
-----------------------------------------------------------------------------------------------------------
       350,000            $1.00           $1.00           $1.00          4.3       350,000            $1.00
       450,000            $2.00           $2.50           $2.22          3.8        75,000            $2.00
       450,000            $3.00           $3.50           $3.11          4.3             -                -
        40,000            $4.00           $4.00           $4.00          2.9             -                -
        20,000            $5.00           $5.00           $5.00          2.8        20,000            $5.00
-----------------------------------------------------------------------------------------------------------
     1,310,000            $1.00           $5.00           $2.30          4.0       445,000            $1.35
===========================================================================================================

Adjusted pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes method with the following weighted-average assumptions for 1999: risk-free interest rate of 6.5%, dividend yield of 0%, volatility factor of 100.0%, and an expected option life of 3 years. Future pro forma results of operations under SFAS No. 123 may be materially different from actual amounts reported. For purposes of adjusted pro forma disclosures, the estimated fair value of the options are amortized to expense over the vesting period.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


6. STOCKHOLDERS' EQUITY (CONTINUED)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of such options. The Company's pro forma information follows:





                                                      YEARS ENDED DECEMBER 31,
                                                        1999             1998
                                                 -----------------------------------
Pro forma net loss                               $    (1,984,329)    $       (800)
Pro forma net loss per share, basic and diluted  $         (0.33)    $          -


SHARES RESERVED FOR FUTURE ISSUANCE

The following shares of common stock are reserved for future issuance at December 31, 1999:

                                                            SHARES
                                                       -----------------
Stock options:
   Granted and outstanding                                  1,310,000
   Reserved for future grants                               2,690,000
Warrants                                                       10,000
                                                       -----------------
Total Reserved                                              4,010,000
                                                       =================


7. INCOME TAXES

Significant components of the Company's deferred tax assets as of December 31, 1999 and 1998 are shown below. A valuation allowance of $776,000 has been recognized at December 31, 1999 to offset the net deferred tax assets as realization of such assets is uncertain.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


                                                           DECEMBER 31,
                                                       1999            1998
                                                 ----------------------------------

Deferred tax assets
   Net operating loss carryforward                  $   760,000               -
   Research and development credits                      11,000               -
   Other, net                                             5,000               -
                                                 ----------------------------------
Total net deferred tax assets                           776,000               -

Valuation allowance for deferred tax asset             (776,000)              -
                                                 ----------------------------------
Net deferred tax assets                             $         -               -
                                                 ==================================


At December 31, 1999, the Company has federal and California net operating loss carryforwards of approximately $1,865,000 and $1,869,000, respectively. The federal and California tax loss carryforwards will begin to expire in 2019 and 2007, respectively, unless previously utilized. The Company also has federal and California research credit carryforwards of approximately $8,700 and $4,800, respectively, which will begin to expire in 2018 unless previously utilized.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. INCOME TAXES (CONTINUED)

Pursuant to Section 382 and 383 of the Internal Revenue Code, the annual use of the Company's net operating loss and credit carryforwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period. However, the Company does not believe such limitation will have a material impact upon the utilization of these carryforwards.

8. LITIGATION

>From time to time the Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. Management believes, however, that the ultimate outcome of all pending litigation should not have a material adverse effect on the Company's financial position or liquidity.

9. SUBSEQUENT EVENT

In March 2000, 3,537,500 shares of common stock were issued at $2.00 per share to private investors for net proceeds of approximately $6.1 million. In conjunction with the offering, warrants to purchase 353,750 shares of the Company's common stock were issued to the placement agent. The exercise price is $2.00 per share and the warrants expire in March 2005.

                                        EntrePort Corporation
                                      Condensed Balance Sheets


                                                                         SEPTEMBER 30,       DECEMBER 31,
                                                                             2000               1999
                                                                          (UNAUDITED)          (NOTE)
                                                                       ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                           $      4,384,690   $      1,458,139
   Investments                                                                  399,500            399,500
   Other current assets                                                          28,372            205,397
                                                                       ------------------------------------
Total current assets                                                          4,812,562          2,063,036

Property and equipment at cost, net                                             569,405             97,317
Website development costs, net                                                  418,066            181,381
Other assets                                                                    440,179             91,884
                                                                       ------------------------------------
                                                                       $      6,240,212   $      2,433,618
                                                                       ====================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $        430,220   $        194,268
   Accrued liabilities                                                          187,306            263,399
   Current portion of lease payable                                              83,136                  -
   Note payable to officer                                                            -             20,000
                                                                       ------------------------------------
Total current liabilities                                                       700,662            477,667

Long term portion of lease payable                                               89,737                  -

Stockholders' equity:
   Common stock, $.001 par value; 50,000,000 shares authorized,
     11,681,113 and 7,834,974 issued and outstanding at
     September 30, 2000 and December 31, 1999, respectively                      11,681              7,835
   Additional paid-in capital                                                10,516,587          3,845,753
   Deferred compensation                                                        (37,899)                 -
   Accumulated deficit                                                       (5,040,556)        (1,897,637)
                                                                       ------------------------------------
Total stockholders' equity                                                    5,449,813          1,955,951
                                                                       ------------------------------------
                                                                       $      6,240,212   $      2,433,618
                                                                       ====================================
SEE ACCOMPANYING NOTES.

Note: The Balance Sheet at December 31, 1999 is derived from the audited financial statements at that date, but does not include all of the disclosures required by generally accepted accounting principles.

                              EntrePort Corporation
                       Condensed Statements of Operations
                                   (UNAUDITED)

================================================================================



                                               NINE MONTHS ENDED
                                                  SEPTEMBER 30,
                                      ------------------------------------
                                            2000               1999
                                      ------------------------------------

Revenues                              $        173,947   $         11,414

Costs and expenses:
   Cost of revenues                            961,308                  -
   Product development                         419,754             88,512
   Selling, general
     and administrative                      2,114,372          1,096,092
                                      ------------------------------------
      Total costs and expenses               3,495,434          1,184,604
                                      ------------------------------------
Loss from operations                        (3,321,487)        (1,173,190)
Interest income                                178,568                  -
                                      ------------------------------------
Net loss                              $     (3,142,919)  $     (1,173,190)
                                      ====================================

Net loss per common share
     (basic and diluted)              $          (0.30)  $          (0.20)
                                      ====================================

Weighted average shares used in
     computing net loss per common
     share (basic and diluted)              10,411,858          5,857,993
                                      ====================================

SEE ACCOMPANYING NOTES.

                                        EntrePort Corporation
                                 Condensed Statements of Cash Flows
                                             (UNAUDITED)



                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                              2000              1999
                                                                       ------------------------------------
OPERATING ACTIVITIES
Net loss                                                               $     (3,142,919)  $     (1,173,190)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                              178,020              9,123
     Issuance of common stock options for services                              136,801                  -
     Issuance of common stock and warrants for services                          74,000            335,900
     Changes in operating assets and liabilities                                265,895            100,184
                                                                       ------------------------------------

Net cash flows used in operating activities                                  (2,488,203)          (727,983)

INVESTING ACTIVITIES
   Purchases of property and equipment                                         (369,690)          (103,259)
   Purchase of investment                                                             -           (200,000)
   Increases in website development costs                                      (330,736)                 -
                                                                       ------------------------------------
 Net cash flows used in investing activities                                   (700,426)          (303,259)

FINANCING ACTIVITIES
   Re-payments on notes payable                                                 (33,494)                 -
   Net proceeds from short-term notes                                                 -            215,000
   Issuance of common stock for cash, net                                     6,148,674            899,820
                                                                       ------------------------------------
Net cash flows provided by financing activities                               6,115,180          1,114,820
                                                                       ------------------------------------

Increase in cash and cash equivalents                                         2,926,551             83,578

Cash and cash equivalents at beginning of period                              1,458,139                  -
                                                                       ------------------------------------
Cash and cash equivalents at end of period                             $      4,384,690   $         83,578
                                                                       ====================================

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES
Capital lease obligations                                              $        186,367   $              -
                                                                       ====================================
Issuance of common shares for services                                 $        362,500   $              -
                                                                       ====================================
See accompanying notes.

                                                 F-21

                              EntrePort Corporation
                     Notes to Condensed Financial Statements

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB, and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position as of September 30, 2000 and the results of operations for the nine month periods ended September 30, 2000 and 1999.

Certain information and footnote disclosures normally included in financial statements have been omitted or condensed. These condensed financial statements should be read in conjunction with the financial information included in the Company's 1999 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for the period ended September 30, 2000 are not necessarily indicative of the results that may be attained for the entire fiscal year. Certain prior period amounts have been reclassified to conform to the current period presentation.

During the three months ended June 30, 2000, the Company emerged from the development stage, as defined in Statement of Financial Standards ("SFAS") No.7.

Certain adjustments recorded in the December 31, 1999 financial statements relate to the nine month period ended September 30, 1999. The Company has restated the September 30, 1999 results of operations in the accompanying financial statements to reflect these adjustments.

2.  COMPREHENSIVE LOSS

Comprehensive loss for all periods presented is the same as net loss.

3.  NET LOSS PER SHARE

The Company computes net loss per share following SFAS No. 128, EARNINGS PER SHARE. SFAS 128 requires the presentation of basic and diluted income (loss) per share amounts. Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income (loss) per share to the extent these shares are dilutive. Common equivalent shares are not included in the computation of diluted net loss per share for the three and nine month periods ended September 30, 2000 and 1999 because the effect would be anti-dilutive.

4.  FINANCING AGREEMENT

The Company entered into an equipment financing lease agreement with International Business Machines Corporation ("IBM") in May 2000. Principal amount due at September 30, 2000 is $172,873. The term lease payable is due in monthly principal and interest payments of $6,928 through May 2003. Borrowings under the financing agreement are secured by specific equipment, with interest payable at a rate of 18.7%.

5.  COMMON STOCK

The Company raised approximately $3.0 million as a result of a private placement offering during the period August 1999 to January 2000, for which the Company incurred $87,700 in costs related to the offering and issued 50,850 shares of common stock to various placement agents in connection with the private placement (valued at $101,700). These costs have been charged as a reduction to additional paid-in-capital. In January 2000, the Company issued 140,000 shares of common stock at $2.00 to private investors for cash proceeds of $280,000.

In March 2000, the Company sold 3,525,000 shares of common stock at $2.00 per share to private investors for cash proceeds of $7,050,000. The Company incurred $1,248,019 in transaction costs related to the offering. In conjunction with the offering, warrants to purchase 377,500 shares of the Company's common stock at a price of $2.00 were issued to the placement agent. The warrants are fully exercisable and expire in March 2005.

In January 2000, the Company issued 5,000 shares of common stock as consideration for the extension of a note payable. In March 2000, the Company issued 25,000 shares of common stock to an employee as a recruiting incentive. The Company has expensed $60,000 related to these two transactions.

In September 2000, the Company issued 100,000 shares of common stock valued at $362,500 for financial advisory services related to prospective acquisitions.

6.  STOCK OPTION PLAN

During the nine month period ended September 30, 2000, the Company granted 553,500 stock options to employees, consultants and a board member with vesting periods ranging from immediate to three years. The options are for the purchase of common stock of the Company at prices ranging from $2.00 to $5.00 per share. During the nine month period ended September 30, 2000, the Company recorded compensation expense of $136,801 related to options outstanding to employees and consultants. Options to purchase 630,000 shares of common stock of the Company at prices ranging from $2.00 to $7.00 per share were cancelled during the nine month period ended September 30, 2000. No options have been exercised during the period.

7.  SALE TO METROSPLASH.COM

In March 2000, the Company sold to MetroSplash.com Inc. ("MetroSplash") its ERT1 website in exchange for 100,000 restricted common shares of MetroSplash. The unlaunched ERT1 website was targeted to the African American professional. During the third quarter, MetroSplash was sold to Lycos, Inc., a Delaware Corporation, for $0.99 per share. Pending the completion of the sale, the Company has not recorded a gain on the transaction for the period ending September 30, 2000. The Company subsequently received a partial payment of approximately $55,000 in October 2000 which will be recorded in the fourth quarter.

8.  SUBSEQUENT EVENTS

On October 24, 2000, the Company signed a definitive agreement to acquire University.com, Inc. ("University.com") in a stock-for stock transaction that closed on January 31, 2001 Pursuant to the merger agreement, the Company will issue 5,609,788 shares of its common stock to the shareholders of University.com in exchange for all the issued and outstanding securities of University.com. The Company also assumed certain warrants and options issued by University.com, which will require the Company to issue upon their exercise up to 1,148,430 additional shares of common stock. It is planned that the merger will be accounted for as a purchase transaction.


On October 25, 2000, the Company signed a definitive agreement to acquire By Referral Only, Inc. ("By Referral Only") in a stock and cash merger transaction. Pursuant to the merger agreement, the Company will pay the shareholders of By Referral Only $4,000,000 cash and issue to them 2,250,000 shares of the Company's common stock in exchange for all the issued and outstanding securities of By Referral Only. By Referral Only has no outstanding stock options or warrants. It is planned that the merger will be accounted for as a purchase transaction. The acquisition is subject to certain closing conditions, including the Company's receipt of an additional $5,000,000 of capital. The acquisition is expected to close prior to March 31, 2001.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
University.com, Inc.:


We have audited the accompanying balance sheets of University.com, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) to December 31, 1998, and the cumulative period from June 12, 1998 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of University.com, Inc. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) to December 31, 1998, and the cumulative period from June 12, 1998 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that University.com, Inc. will continue as a going concern. As discussed in note 3 to the financial statements, University.com, Inc. has incurred net losses since inception, and has total stockholders' equity and working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP

Minneapolis, Minnesota
July 22, 2000, except as to
   note 9(c) which is as of
   October 24, 2000 and
   notes 9(a) and 9(b) which are as of
   January 18, 2001

                              UNIVERSITY.COM, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                           December 31, 1999 and 1998


                       ASSETS                            1999           1998
                                                     ------------   ------------
Current assets:
    Cash and cash equivalents                        $   136,966        111,903
    Accounts receivable                                    1,000             --
    Prepaid expenses and other current assets             38,450             --
                                                     ------------   ------------

             Total current assets                        176,416        111,903

Property and equipment, net of accumulated               129,787         24,574
    depreciation of $21,873 and $2,116,
    respectively
Website development costs, net of accumulated
    amortization of $13,192 and $0, respectively         111,935        116,327
Domain acquisition costs, net of accumulated
    amortization of $132,500                             397,500             --
Other assets                                               8,901            940
                                                     ------------   ------------

                                                     $   824,539        253,744
                                                     ============   ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $   123,105          8,391
    Accrued liabilities                                   76,048        125,630
    Deferred revenue                                      82,500             --
    Current maturities of notes payable (note 5)         100,000             --
                                                     ------------   ------------

             Total current liabilities                   381,653        134,021
                                                     ------------   ------------

Notes payable (note 5)                                   100,000             --

Commitments (note 7)

Stockholders' equity:
    Preferred stock, 5,000,000 shares authorized,
      no shares outstanding                                   --             --
    Common stock, $.01 par value, 20,000,000 shares
      authorized 10,430,605 and 7,482,575 shares
      outstanding at 1999 and 1998                       104,306         74,826
    Additional paid-in capital                         1,341,206        315,850
    Notes receivable from stockholders                   (80,000)      (160,000)
    Deficit accumulated during development stage      (1,022,626)      (110,953)
                                                     ------------   ------------

             Total stockholders' equity                  342,886        119,723
                                                     ------------   ------------

                                                     $   824,539        253,744
                                                     ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A Development Stage Company)

                            Statements of Operations

           Year ended December 31, 1999, the period from June 12, 1998
        (inception) to December 31, 1998 and the cumulative period from
                 June 12, 1998 (inception) to December 31, 1999


                                                                    CUMULATIVE
                                                         FROM          FROM
                                                     INCEPTION TO   INCEPTION TO
                                                     DECEMBER 31,   DECEMBER 31,
                                          1999           1998           1999
                                      ------------   ------------   ------------

Revenues                              $     7,400             --          7,400
                                      ------------   ------------   ------------

Operating expenses:
    Sales and marketing                   108,913             --        108,913
    Product development                   241,201          2,950        244,151
    General and administrative            562,708         92,331        655,039
    Stock-based compensation                6,586         16,426         23,012
                                      ------------   ------------   ------------

        Total operating expenses          919,408        111,707      1,031,115
                                      ------------   ------------   ------------

        Operating loss                   (912,008)      (111,707)    (1,023,715)

Interest income                               335            754          1,089
                                      ------------   ------------   ------------

        Net loss                      $  (911,673)      (110,953)    (1,022,626)
                                      ============   ============   ============

Basic and diluted net loss per share        (0.10)         (0.02)         (0.12)
                                      ============   ============   ============

Weighted average shares used in
  basic and diluted per share
  calculation                           9,384,693      6,702,096      8,428,988
                                      ============   ============   ============

See accompanying notes to the financial statements.

                                                       UNIVERSITY.COM, INC.
                                                   (A Development Stage Company)

                                                Statements of Stockholders' Equity

                        Year ended December 31, 1999 and the period from June 12, 1998 to December 31, 1998

                                                                                                          DEFICIT
                                                                                             NOTES      ACCUMULATED
                                                      COMMON STOCK          ADDITIONAL    RECEIVABLE      DURING          TOTAL
                                               -------------------------     PAID-IN         FROM       DEVELOPMENT    STOCKHOLDERS'
                                                  SHARES        AMOUNT       CAPITAL     STOCKHOLDERS      STAGE          EQUITY
                                               -----------   -----------   -----------   -----------    -----------    -----------
Sale of common stock in private offering        7,482,575    $   74,826       299,424      (160,000)            --        214,250

Stock options issued to non-employees to
  purchase services                                    --            --        16,426            --             --         16,426

Net loss                                               --            --            --            --       (110,953)      (110,953)
                                               -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1998                    7,482,575        74,826       315,850      (160,000)      (110,953)       119,723

Sale of common stock in private offering        1,923,030        19,230       690,770            --             --        710,000

Common stock issued to purchase domain name     1,000,000        10,000       320,000            --             --        330,000

Common stock issued to purchase assets             25,000           250         8,000            --             --          8,250

Payments received on notes receivable                  --            --            --        80,000             --         80,000

Stock options issued to non-employees to
  purchase services                                    --            --         6,586            --             --          6,586

Net loss                                               --            --            --            --       (911,673)      (911,673)
                                               -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1999                   10,430,605    $  104,306     1,341,206       (80,000)    (1,022,626)       342,886
                                               ===========   ===========   ===========   ===========    ===========    ===========

See accompanying notes to financial statements.

                                       UNIVERSITY.COM, INC.
                                   (A Development Stage Company)

                                     Statements of Cash Flows

                    Year ended December 31, 1999, the period from June 12, 1998
                 (inception) to December 31, 1998 and the cumulative period from
                          June 12, 1998 (inception) to December 31, 1999

                                                                                      CUMULATIVE
                                                                           FROM          FROM
                                                                       INCEPTION TO   INCEPTION TO
                                                                       DECEMBER 31,   DECEMBER 31,
                                                            1999           1998           1999
                                                        -----------    -----------    -----------
Cash flows from operating activities:
    Net loss                                            $ (911,673)      (110,953)    (1,022,626)
    Reconciliation of net loss to net cash used
      in operating activities:
        Depreciation and amortization                      165,449          2,116        167,565
        Stock options issued to non-employees to
           purchase services                                 6,586         16,426         23,012
        Changes in assets and liabilities:
           Accounts receivable                              (1,000)            --         (1,000)
           Prepaid expenses and other current assets       (46,411)          (940)       (47,351)
           Website development costs                        (8,800)      (116,327)      (125,127)
           Accounts payable                                114,714          8,391        123,105
           Accrued liabilities                             (49,582)       125,630         76,048
           Deferred revenue                                 82,500             --         82,500
                                                        -----------    -----------    -----------

               Net cash used in operating activities      (648,217)       (75,657)      (723,874)
                                                        -----------    -----------    -----------

Cash flows from investing activities:
    Purchases of fixed assets                             (116,720)       (26,690)      (143,410)
                                                        -----------    -----------    -----------

               Net cash used in investing activities      (116,720)       (26,690)      (143,410)
                                                        -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from sale of common stock                     710,000        214,250        924,250
    Proceeds from notes receivable                          80,000             --         80,000
                                                        -----------    -----------    -----------

               Net cash provided by
                 financing activities                      790,000        214,250      1,004,250
                                                        -----------    -----------    -----------

               Net increase in cash and
                 cash equivalents                           25,063        111,903        136,966

Cash and cash equivalents:
    Beginning of period                                    111,903             --             --
                                                        -----------    -----------    -----------

    End of period                                       $  136,966        111,903        136,966
                                                        ===========    ===========    ===========

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (1)   DESCRIPTION OF BUSINESS

        University.com, Inc. (the Company) was incorporated on June 12, 1998 for the purpose of developing eLearning portals for continuing education and professional development. In September 1999, the Company launched its proprietary, Internet-based learning management system called the VIRTUAL UNIVERSITY. Using the VIRTUAL UNIVERSITY as the platform for its eLearning solutions, the Company has developed an eLearning portal for the Real Estate industry. At December 31, 1999, the Company was in the development stage as its sales and marketing efforts have not yet generated predictable or significant revenues.

  (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)   USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        (b)   CASH AND CASH EQUIVALENTS

              Cash and cash equivalents include highly liquid investments with original maturities of less than 90 days and are generally invested in money market funds and certificates of deposit. The Company maintains its cash in bank deposit accounts at various financial institutions with high credit quality. The balances, at times, may exceed federally insured limits.

        (c)   REVENUE RECOGNITION

              Revenue derived from sales of the Company's learning management system is recognized upon customer acceptance at the time of installation. Revenue derived from sales of individual Internet-based training titles are recognized at the time of sale. Revenue derived from training titles that are packaged and sold on a subscription basis are recognized on a straight-line basis over the subscription term, which is generally one year. Revenue derived from courseware development services is recognized on the percentage of completion method over the life of each project, which may range from three to nine months. The Company's use of the percentage of completion method of revenue recognition requires estimates of the degree of project completion. To the extent these estimates prove to be inaccurate, the revenues and gross profits, if any, reported during the periods where the project is ongoing may not accurately reflect the final results of the project. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses are determinable. Revenue is reported net of reimbursable expenses. Finally, revenues derived from website hosting services are recognized on a straight-line basis over the contract term for the services. Payments received in advance of amounts earned are recorded as deferred revenue.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        (d)   PROPERTY AND EQUIPMENT

              Fixed assets are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the lease term using the straight-line method.

        (e)   INCOME TAXES

              Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

        (f)   STOCK OPTION PLAN

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standard No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123), established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS No. 123.

        (g) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

              The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        (h)   PRODUCT DEVELOPMENT

              Expenditures for software and courseware development are expensed as incurred until the point that technological feasibility and proven marketability of the product is established. There were no software development costs capitalized from inception to December 31, 1999.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        (i)   WEB SITE DEVELOPMENT COSTS

              The Company capitalizes certain costs associated with the development of its Web site. The Company accounts for these costs under Emerging Issues Task Force (EITF) Issue No. 00-02, ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS. Under the provisions of EITF 00-02, costs are capitalized for Web site costs incurred when both the preliminary project stage is completed and management deems the Web site will probably be completed and used to perform the function intended. Capitalization of such costs ceases no later than the point at which the Web site is substantially complete and ready for its intended purpose. Web site development costs are amortized using the straight-line method over a three-year period.

        (j)   DOMAIN ACQUISITION COSTS

              Domain acquisition costs are amortized using the straight-line method over a three-year period.

        (k)   NET LOSS PER SHARE

              Basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during each period. Common share equivalents include outstanding stock options and warrants. All common share equivalents were excluded from the calculation because they were anti-dilutive for all periods presented.

        (l)   NEW ACCOUNTING STANDARDS

              Statement of Financial Accounting Standard No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (SFAS No. 133), effective for the Company on January 1, 2001, establishes new standards for recognizing all derivatives as either assets or liabilities, and measuring those instruments at fair value. Currently, the Company does anticipate that SFAS No. 133 will have a material impact on the Company's financial position or results of operations.

  (3)   GOING CONCERN AND MANAGEMENT'S PLAN

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Since inception, the Company has incurred a cumulative net loss of $1,022,626 and cash used in operating activities was $723,874 during that same period. As of December 31, 1999, the Company had a working capital deficiency of $205,237, and total stockholders' equity of $342,886. Additional capital will be necessary to enable the Company to continue its operations.

        The Company has begun a private placement of its common stock to raise capital. Management believes that the amount to be raised, in addition to expected improvements in operating results, will be adequate to fund the cash requirements of the Company beyond December 31, 2000. In addition, see note 9 for line of credit established in 2000 and the Agreement and Plan of Merger entered into with another company.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (4)   PROPERTY AND EQUIPMENT

        Property and equipment consist of the following at:

                                                      DECEMBER 31,
                                               -----------------------
                                                  1999         1998
                                               ----------   ----------

          Computers and equipment              $ 113,473       26,690
          Furniture                               31,011           --
          Leasehold improvements                   7,176           --
                                               ----------   ----------

                                                 151,660       26,690

          Less accumulated depreciation
            and amortization                     (21,873)      (2,116)
                                               ----------   ----------

                                               $ 129,787       24,574
                                               ==========   ==========


  (5)   NOTES PAYABLE

        During March 1999, the Company acquired the rights to its Internet domain name, University.com. As consideration, the Company agreed to issue to the seller 1,000,000 shares of Common Stock and a note payable (the Note) in the amount of $200,000. The Note is non-interest bearing and is payable in installments of $100,000 on April 1, 2000 and 2001.

  (6)   INCOME TAXES

        The Company has incurred significant net operating losses and has not reflected any tax benefit of such net operating loss carryforwards in the accompanying financial statements.

        The income tax expense (benefit) differed from the amount computed by applying the U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

                                                        1999          1998
                                                      --------      --------

          Computed "expected" tax benefit                34.0 %        34.0 %
          State income tax, net of federal benefit        6.0           6.0
          Change in valuation allowance                 (40.0)        (40.0)
                                                      --------      --------

                                                           -- %          -- %
                                                      ========      ========

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1999 and 1998 is presented below:

                                                       1999         1998
                                                    ----------   ----------
          Deferred tax assets:
              Net operating loss carryforward       $ 234,000       48,000
              Start-up costs                          214,000       37,000
              Other                                   (39,000)     (40,000)
                                                    ----------   ----------

                  Total gross deferred tax assets     409,000       45,000

          Valuation allowance                        (409,000)     (45,000)
                                                    ----------   ----------

                  Net deferred tax assets           $      --           --
                                                    ==========   ==========

        In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

        Based on the level of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, management does not believe that it is more likely than not the Company will realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as of December 31, 1999.

        As of December 31, 1999, the Company has reported U.S. net operating loss carryforwards of approximately $584,000. The federal net operating loss carryforwards begin to expire in the year 2018.

        Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company, which constitutes an "ownership change" as defined by the Internet Revenue Code, Section 382. The Company's net operating loss carryforward may be subject to the above limitations.

  (7)   COMMITMENTS

        LEASES

        The Company leases office space and equipment under various operating lease agreements, the last of which expires in September 2004.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        At December 31, 1999, future minimum lease payments under noncancelable operating leases were as follows:

                   YEAR ENDING
                  DECEMBER 31,
               --------------------

               2000                                        $    115,000
               2001                                             168,000
               2002                                             172,000
               2003                                             151,000
                                                           -------------

                  Total future minimum lease payments      $    606,000
                                                           =============

        Rent expense was approximately $34,565 and $1,880 for the years ended December 31, 1999 and 1998, respectively.

  (8)   STOCKHOLDERS' EQUITY

        (a)   COMMON STOCK ISSUED

              The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of common stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of common stock are fully paid and nonassessable.

         (b)  STOCK OPTIONS

              At December 31, 1999, the Company had 2,000,000 shares of common stock reserved under its 1999 Stock Option Plan. The plan provides for grants of incentive and nonqualified stock options to officers, employees and independent contractors. Furthermore, the Company may grant nonqualified options outside of this plan. These stock options generally vest evenly over a three-year period and are exercisable over periods up to ten years from date of grant.

              The Board of Directors establishes all terms and conditions of each grant. Stock options are granted at or above fair market value as determined by the Board of Directors at each grant date.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


Option transactions under these plans are summarized as follows:

                                                                                       WEIGHTED
                                                                       EXERCISE        AVERAGE
                                                        OPTIONS          PRICE      EXERCISE PRICE
                                                      OUTSTANDING      PER SHARE       PER SHARE
                                                      ------------   ------------   --------------
Options outstanding at December 31, 1998                  125,000        $0.33           0.33

Granted                                                   792,500      0.66-1.00         0.79

Canceled                                                       --
                                                      ------------

Options outstanding at December 31, 1999                  917,500
                                                      ============

Exercisable at December 31, 1999                          208,500
                                                      ============

The table above includes 38,500 and 125,000 stock options issued to non-employees to purchase services in 1999 and 1998, respectively. These options have exercise prices ranging from $0.33 to $0.66 per share and expire within three years from the date of grant. The Company recognized an expense of $6,586 and $16,426 in 1999 and 1998, respectively, based on the fair value of the stock options using the Black Scholes model.

The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. As allowed by SFAS No. 123, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation expense related thereto. If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, the 1999 net loss would have been increased to the pro forma amount indicated in the following table:

         Net loss--as reported                    $   (911,673)
         Net loss--pro forma                          (923,923)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                    1999
                                                 ---------

         Expected dividend level                        0%
         Expected stock price volatility                0%
         Risk-free interest rate                     5.00%
         Expected life of options                 3 years

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (9)   SUBSEQUENT EVENTS

        (a)   LINE OF CREDIT

              In July 2000, the Company entered into a line of credit for up to $1,000,000 from a bank (the Line). Amounts drawn from the Line bear interest at 9.5%, with interest due monthly, and are payable in full on January 24, 2001.

              In connection with this financing, the Company issued warrants to purchase a total of 500,000 shares of common stock. The warrants were issued to one outside investor and one member of the Company's Board of Directors (the Guarantors), who are guaranteeing the Company's repayment of the Line. The estimated fair value of the warrants of $629,147 was credited to additional paid-in capital and will amortized over the anticipated outstanding period of the Line, or six months, as interest expense.

              On October 26, 2000, the Company entered into an agreement with the Guarantors, whereby the Guarantors agreed to pay the outstanding principal and accrued interest on the Company's bank credit line (the Payoff Amount) prior to the closing of the merger transaction with EntrePort. In exchange, the Company has agreed to issue to the Guarantors the number of shares of common stock of the Company equal to the Payoff Amount divided by $0.50. The Company anticipates that it will issue 2,500,000 shares of its common stock to the Guarantors in connection with this agreement.

        (b)   AGREEMENT AND PLAN OF MERGER

              On October 24, 2000, the Company signed a definitive agreement to be acquired by EntrePort Corporation (EntrePort) in a stock-for-stock transaction that closed on January 31, 2001. Pursuant to the merger agreement, the Company's shareholders will receive a total of 5,609,788 shares of EntrePort common stock valued at $3,456,030 in exchange for all the issued and outstanding shares of common stock. EntrePort also assumed certain warrants and options issued by the Company, which will require EntrePort to issue upon their exercise up to 1,148,430 additional shares of common stock.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


         (c)  OTHER EQUITY TRANSACTIONS

              In March 2000, the Company closed a private placement of its common stock whereby 1,322,000 shares were sold at a price of $1.00 per share. The net proceeds from the private placement were used to develop additional internet training products, hire personnel and for general working capital purposes.

              On July 30, 2000, the Company entered into a three-year agreement to license real estate training content from a third party. The terms of the license agreement require the Company to issue 200,000 shares of common stock, a warrant to purchase 25,000 shares of common stock at an exercise price of $1.00 per share, and cash consideration totaling $100,000, of which $50,000 was due at contract signing and the remaining $50,000 due on December 31, 2000. The license agreement also provides for minimum annual sales royalties of $50,000 for the years 2001 and 2002, to be payable on or before December 31, 2001 and 2002, respectively.

              In August 2000, the Company canceled 212,121 shares of previously issued common stock relating to the cancellation of the unpaid balance on notes receivable from stockholders that existed as of December 31, 1999.

              Following is a reconciliation of common stock outstanding from December 31, 1999 to October 24, 2000:

                Shares outstanding at December 31, 1999              10,430,605

                Shares issued in connection with a private
                  placement                                           1,322,000
                Shares issued to license real estate training
                  content                                               200,000
                Shares canceled due to cancellation of notes
                  receivable                                           (212,121)
                                                                   -------------

                Shares outstanding at October 24, 2000               11,740,484
                                                                   =============

                                UNIVERSITY.COM, INC.

                                   Balance Sheets

                                     (Unaudited)

                                                         SEPTEMBER 30,  DECEMBER 31,
                      ASSETS                                 2000           1999
                                                         ------------   ------------
Current assets:
   Cash and cash equivalents                             $    45,316        136,966
   Accounts receivable, net of allowance for doubtful
     accounts of $6,200 and $0, respectively                  34,453          1,000
   Prepaid expenses and other current assets                  10,023         38,450
   Debt issue cost                                           419,430             --
                                                         ------------   ------------

           Total current assets                              509,222        176,416
                                                         ------------   ------------

Property and equipment, net of accumulated
   depreciation of $72,160 and $21,873, respectively         203,235        129,787
Website development costs, net of accumulated
   amortization of $44,674 and $13,192, respectively          80,454        111,935
Domain acquisition costs, net of accumulated
   amortization of $265,000 and $132,500, respectively       265,000        397,500
Other assets                                                   7,546          8,901
                                                         ------------   ------------

                                                         $ 1,065,457        824,539
                                                         ============   ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                      $    28,177        123,105
   Accrued liabilities                                       109,228         76,048
   Deferred revenue                                           14,805         82,500
   Line of credit                                            359,020             --
   Current maturities of notes payable                       100,000        100,000
                                                         ------------   ------------

           Total current liabilities                         611,230        381,653
                                                         ------------   ------------

Notes payable                                                     --        100,000


Stockholders' equity:
   Preferred stock, 5,000,000 shares authorized,
     no shares outstanding                                        --             --
   Common stock, $.01 par value, 20,000,000 shares
     authorized; 11,740,484 and 10,385,605 shares
     outstanding                                             117,405        104,306
   Additional paid-in capital                              3,526,762      1,341,206
   Notes receivable from stockholders                             --        (80,000)
   Accumulated deficit                                    (3,189,940)    (1,022,626)
                                                         ------------   ------------

           Total stockholders' equity                        454,227        342,886
                                                         ------------   ------------

                                                         $ 1,065,457        824,539
                                                         ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.

                            Statements of Operations

                                   (Unaudited)


                                                       FOR THE NINE MONTHS
                                                       ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                      2000              1999
                                                 -------------     -------------

Revenues                                         $    223,423             7,000
                                                 -------------     -------------

Operating expenses:
    Cost of revenues                                   84,135                --
    Sales and marketing                               186,024            43,790
    Product development                             1,004,552           152,491
    General and administrative                        816,609           368,819
    Stock-based compensation                           86,051             4,939
                                                 -------------     -------------

             Total operating expenses               2,177,371           570,039
                                                 -------------     -------------

             Operating loss                        (1,953,948)         (563,039)

Interest income (expense), net                       (211,768)              290
Loss on disposal of property and equipment             (1,598)               --
                                                 -------------     -------------

             Net loss                            $ (2,167,314)         (562,749)
                                                 =============     =============

Basic and diluted net loss per share                    (0.19)            (0.06)
                                                 =============     =============

Weighted average shares used in basic
    and diluted per share calculation              11,477,890         9,034,367
                                                 =============     =============

See accompanying notes to the financial statements.

                                   UNIVERSITY.COM, INC.

                                 Statements of Cash Flows

                                        (Unaudited)

                                                                   FOR THE NINE MONTHS
                                                                   ENDED SEPTEMBER 30,
                                                               ---------------------------
                                                                   2000           1999
                                                               ------------   ------------
Cash flows from operating activities:
    Net loss                                                   $(2,167,314)      (562,750)
    Reconciliation of net loss to net cash used by operating
     activities:
      Depreciation and amortization                                214,353        106,382
      Loss on disposal of property and equipment                     1,598             --
      Noncash interest expense related to warrants                 209,716             --
      Warrants and stock options issued to non-employees
        to purchase services and training content                  117,508          4,939
      Common stock issued to acquire training content              200,000             --
      Changes in assets and liabilities:
        Accounts receivable                                        (33,453)            --
        Prepaid expenses and other assets                           29,782         (7,961)
        Accounts payable                                           (94,928)       129,849
        Accrued liabilities                                         33,180        (24,736)
        Deferred revenue                                           (67,695)            --
                                                               ------------   ------------

              Net cash used in operating activities             (1,557,253)      (354,277)
                                                               ------------   ------------

Cash flows from investing activities:
    Purchases of fixed assets                                     (129,417)       (77,901)
    Proceeds from sale of property and equipment                     4,000             --
                                                               ------------   ------------

              Net cash used in investing activities               (125,417)       (77,901)
                                                               ------------   ------------

Cash flows from financing activities:
    Proceeds from sale of common stock                           1,322,000        360,000
    Proceeds from bank line of credit                              359,020             --
    Repayment of notes payable                                    (100,000)            --
    Proceeds from notes receivable                                  10,000         60,000
                                                               ------------   ------------

              Net cash provided by financing activities          1,591,020        420,000
                                                               ------------   ------------

              Net decrease in cash and cash equivalents            (91,650)       (12,178)

Cash and cash equivalents:
    Beginning of period                                            136,966        111,903
                                                               ------------   ------------

    End of period                                              $    45,316         99,725
                                                               ============   ============

Supplemental disclosures of cash flow information:
    Cash paid for interest expense                             $     2,081             --
                                                               ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                               September 30, 2000


1.  BASIS OF PRESENTATION


The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position as of September 30, 2000 and the results of operations for the nine month periods ended September 30, 2000 and 1999.

Certain information and footnote disclosures normally included in financial statements have been omitted or condensed. These condensed financial statements should be read in conjunction with the Company's audited financial statements for the years ended December 31, 1999 and 1998. The results of operations for the period ended September 30, 2000 are not necessarily indicative of the results that may be attained for the entire fiscal year. Certain prior period amounts have been reclassified to conform to the current period presentation.


2.  NET LOSS PER SHARE

Basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during each period. Common share equivalents include outstanding stock options and warrants. All common share equivalents were excluded from the calculation because they were anti-dilutive for all periods presented.


3.  LINE OF CREDIT

In July 2000, the Company entered into a line of credit for up to $1,000,000 from a bank (the Line). Amounts drawn from the Line bear interest at 9.5%, with interest due monthly, and are payable in full on January 24, 2001.

In connection with this financing, the Company issued warrants to purchase a total of 500,000 shares of common stock. The warrants were issued to one outside investor and one member of the Company's Board of Directors (the Guarantors), who are guaranteeing the Company's repayment of the Line. The estimated fair value of the warrants of $629,147 was credited to additional paid-in capital and will amortized over the anticipated outstanding period of the Line, or six months, as interest expense.

On October 26, 2000, the Company entered into an agreement with the Guarantors, whereby the Guarantors agreed to pay the outstanding principal and accrued interest on the Company's bank credit line (the Payoff Amount) prior to the closing of the merger transaction with EntrePort. In exchange, the Company has agreed to issue to the Guarantors the number of shares of common stock of the Company equal to the Payoff Amount divided by $0.50. The Company anticipates that it will issue 2,500,000 of its common stock to the Guarantors in connection with this agreement.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                               September 30, 2000


4.  EQUITY TRANSACTIONS

In March 2000, the Company closed a private placement of its common stock whereby 1,322,000 shares were sold at a price of $1.00 per share. The net proceeds from the private placement were used to develop additional internet training products, hire personnel and for general working capital purposes.

On July 30, 2000, the Company entered into a three-year agreement to license real estate training content from a third party. The terms of the license agreement require the Company to issue 200,000 shares of common stock, a warrant to purchase 25,000 shares of common stock at an exercise price of $1.00 per share and were valued at $31,457, and cash consideration totaling $100,000, of which $50,000 was due at contract signing and the remaining $50,000 due on December 31, 2000. The cost of the content was expensed to product development. The license agreement also provides for minimum annual sales royalties of $50,000 for the years 2001 and 2002, to be payable on or before December 31, 2001 and 2002, respectively.

In August 2000, the Company canceled 212,121 shares of previously issued common stock relating to the cancellation of the unpaid balance on notes receivable from stockholders that existed as of December 31, 1999.


5.  STOCK OPTIONS

During the nine month period ended September 30, 2000, the Company granted 935,500 stock options to employees, consultants and a board member with vesting periods ranging from immediate to three years. The options are for the purchase of common stock of the Company at $1.00 per share. During the nine month period ended September 30, 2000, the Company recorded compensation expense of $20,783 related 163,500 options issued to consultants. Options to purchase 16,500 shares of common stock of the Company at prices ranging from $.66 to $1.00 per share were cancelled during the nine-month period ended September 30, 2000. No options have been exercised during the period.


6.  WARRANTS

During the nine month period ended September 30, 2000, the Company granted 610,000 warrants to consultants, a board member and an outside investor with vesting periods ranging from immediate to three years. The warrants are for the purchase of common stock of the Company at $1.00 per share. During the nine month period ended September 30, 2000, the Company recorded an expense of $96,725 related to the warrants granted. No warrants have been exercised during the period.


7.  AGREEMENT AND PLAN OF MERGER

On October 24, 2000, the Company signed a definitive agreement to be acquired by EntrePort Corporation (EntrePort) in a stock-for-stock transaction that closed on January 31, 2001. Pursuant to the merger agreement, the Company's shareholders will receive a total of 5,609,788 shares of EntrePort common stock valued at $3,456,030 in exchange for all the issued and outstanding shares of common stock. EntrePort also assumed certain warrants and options issued by the Company, which will require EntrePort to issue upon their exercise up to 1,148,430 additional shares of common stock.

                         Report of Independent Auditors

The Board of Directors and Shareholders
By Referral Only, Inc.

We have audited the accompanying balance sheets of By Referral Only, Inc. (the "Company") as of September 30, 2000 and December 31, 1999 and the related statements of income, shareholders' deficit and cash flows for the nine months ended September 30, 2000 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of By Referral Only, Inc. at September 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the nine months ended September 30, 2000 and the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                                           /S/ Ernst & Young LLP

San Diego, California
November 20, 2000
except for Note 9, as to which the date is January 6, 2001
                                      F-44

                             By Referral Only, Inc.

                                 Balance Sheets

                                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                                2000              1999
                                                                       ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                             $      322,025    $     757,835
   Accounts receivable, net of allowance for doubtful accounts of
     $198,175 and $200,000 at September 30, 2000 and December 31,
     1999, respectively                                                         528,961          360,454
    Advances to stockholders                                                          -          564,658
   Other current assets                                                          11,475           45,751
                                                                       ------------------------------------
Total current assets                                                            862,461        1,728,698

Property and equipment, net                                                     204,334          338,818
Other assets                                                                      6,337            4,337
                                                                       ------------------------------------
Total assets                                                             $    1,073,132    $   2,071,853
                                                                       ====================================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                                 $      414,378    $     889,871
   Accrued compensation                                                         250,085          217,490
   Unearned revenue                                                             902,465        1,727,505
   Current portion of notes payable                                              18,720           10,466
   Current portion of capital leases                                             11,202           18,304
                                                                       ------------------------------------
Total current liabilities                                                     1,596,850        2,863,636

Notes payable, net of current position                                           22,139           21,180
Capital Leases, net of current position                                               -            6,499
Other Long term liabilities                                                           -           32,813

Shareholders' deficit:
   Common Stock, no par value; 100,000 shares authorized; 1,500 shares issued and outstanding at September 30, 2000 and
     December 31, 1999, respectively                                             10,100           10,100
   Common stock issuable                                                        500,000          500,000
   Deferred stock compensation                                                 (400,000)        (475,000)
   Accumulated deficit                                                         (655,957)        (887,375)
                                                                       ------------------------------------
Total shareholders' deficit                                                    (545,857)        (852,275)
                                                                       ------------------------------------
Total liabilities and shareholders' deficit                              $    1,073,132    $   2,071,853
                                                                       ====================================

SEE ACCOMPANYING NOTES.
                                      F-45

                             By Referral Only, Inc.

                              Statements of Income


                                           NINE MONTHS ENDED       YEAR ENDED
                                              SEPTEMBER 30,       DECEMBER 31,
                                                 2000                 1999
                                         -------------------------------------

Net revenues                                $   8,221,361     $   11,982,931
Cost of revenues                                5,010,661          6,246,562
                                         -------------------------------------
Gross profit                                    3,210,700          5,736,369

Selling, general and administrative             2,763,978          5,618,482
                                         -------------------------------------
Income from operations                            446,722            117,887

Interest income                                    17,722             28,140
Interest expense                                   (8,543)           (12,707)
                                         -------------------------------------
Net income                                  $     455,901     $      133,320
                                         =====================================

SEE ACCOMPANYING NOTES.

                             By Referral Only, Inc.

                       Statements of Shareholder's Deficit


                                       COMMON STOCK          COMMON STOCK     DEFERRED STOCK      ACCUMULATED   TOTAL SHAREHOLDERS
                                    SHARES        AMOUNT       ISSUABLE        COMPENSATION        DEFICIT           DEFICIT
                                  -----------------------------------------------------------------------------------------------

Balance at December 31, 1998        1,500     $  10,100       $       -        $       -        $  (890,695)        $ (880,595)
   Issuance of stock purchase
    agreement                           -             -          500,000         (500,000)               -                  -
   Amortization of stock
    compensation                        -             -               -            25,000                -              25,000
   Shareholder distributions            -             -               -                -           (130,000)          (130,000)
   Net income                           -             -               -                -            133,320            133,320
                                 ------------------------------------------------------------------------------------------------
Balance at December 31, 1999        1,500        10,100          500,000         (475,000)         (887,375)          (852,275)
   Amortization of stock
    compensation                        -             -               -            75,000                -              75,000
   Shareholder distributions            -             -               -                -           (224,483)          (224,483)
   Net income                           -             -               -                -            455,901            455,901
                                 ------------------------------------------------------------------------------------------------
Balance at September 30, 2000       1,500     $  10,100       $  500,000       $ (400,000)      $  (655,957)        $ (545,857)
                                 ================================================================================================

      SEE ACCOMPANYING NOTES.

                             By Referral Only, Inc.

                            Statements of Cash Flows

                                                                           NINE MONTHS
                                                                               ENDED          YEAR ENDED
                                                                           SEPTEMBER 30,      DECEMBER 31,
                                                                               2000               1999
                                                                       ------------------------------------
OPERATING ACTIVITIES
Net loss                                                                 $      455,901   $      133,320
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                            141,981          247,786
       Stock-based compensation                                                  75,000           25,000
       Changes in operating assets and liabilities:
         Accounts receivable                                                   (168,507)         770,146
         Unearned revenue                                                      (825,040)        (741,470)
         Other current assets                                                    34,276            3,637
         Accounts payable and accrued expenses                                 (508,306)         438,277
         Accrued compensation                                                    32,595          (30,638)
         Other assets                                                            (2,000)           1,621
                                                                       ------------------------------------
Net cash (used in)/provided by operating activities                            (764,100)         847,679

INVESTING ACTIVITIES
Purchase of property and equipment                                               (2,984)        (167,053)
                                                                       ------------------------------------
Net cash used in investing activities                                            (2,984)        (167,053)

FINANCING ACTIVITIES
Distributions to shareholders                                                        -          (130,000)
Decrease (increase) in distributions and advances to shareholders               357,017         (150,338)
Payments of notes and capital leases                                            (25,743)         (26,745)
                                                                       ------------------------------------
Net cash provided by/(used in) financing activities                             331,274         (307,083)
                                                                       ------------------------------------

Net (decrease) increase in cash and cash equivalents                           (435,810)         373,543
Cash and cash equivalents at beginning or period                                757,835          384,292
                                                                       ------------------------------------
Cash and cash equivalents at end of period                               $      322,025   $      757,835
                                                                       ====================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Taxes paid                                                               $           -    $       12,680
                                                                       ====================================

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITY
Property and equipment acquired through notes payable and
  capital leases                                                         $       21,355   $       67,283
                                                                       ====================================
Property and equipment distributed to shareholders                       $       16,842   $           -
                                                                       ====================================
Distribution of advances to shareholders                                 $      207,641  $            -
                                                                       ====================================

SEE ACCOMPANYING NOTES.
                                      F-48

                             By Referral Only, Inc.

                          Notes to Financial Statements

                               September 30, 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

By Referral Only, Inc. (the "Company") is incorporated under the laws of the State of California. The Company is a training institute, teaching realtors and mortgage professionals how to build a referral-based business. Realtors and mortgage lenders attend "Main Event" seminars nationwide. "Main Event", attendees are given the opportunity to sign up for a minimum of one year in the "Coaching Club", where continuing education is made available through quarterly meetings, conference calls and other training materials and tools.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are highly liquid investments with a maturity of three months or less from the date of purchase.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (three to five years), except leasehold improvements which are amortized over the lesser of the estimated life of the asset or the remaining lease term.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts shown for cash and cash equivalents and accounts receivable approximate their fair values based upon the relatively short-term maturities of these instruments.

                             By Referral Only, Inc.

COMPREHENSIVE INCOME

The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Net income (loss) and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments shall be reported, net of their related tax effect, to arrive at comprehensive income (loss). To date there have been no differences between the Company's net income and its total comprehensive income for nine months ended September 30, 2000 and for the year ended December 31, 1999.

REVENUE RECOGNITION

The Company's "Main Event" seminars range in length from two to three days. Revenues from Main Events are recognized when the seminars are delivered. Members in the Company's coaching club program generally sign up for a period of one year. The revenues related to the coaching club are recognized on a pro rata basis over the period the services are provided, generally one year. Unearned revenues represent cash received in advance of the services being rendered.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING COSTS

Advertisting costs are expensed as they occur. The costs for the nine months ended September 30, 2000 and for the year ended December 31, 1999 were not material.

                             By Referral Only, Inc.

INCOME TAXES

The Company is a S-Corporation for federal and state income tax purposes. Under S-Corporation status, all taxable income and losses are passed through to the shareholders for federal and state purposes.

STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and provides pro forma disclosures of net loss as if the minimum value method had been applied in measuring compensation expense in accordance with SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the estimated fair value of the Company's stock over the employee's exercise price. When the exercise price of the employee stock awards is less than the fair value of the underlying stock on the grant date, deferred stock compensation is recognized and amortized to expense on a straight-line basis over the vesting period of the individual award, which is generally five years. Stock-based awards issued to non-employees are measured using fair value-based methods and are expensed over the period services are provided.

RECENT ACCOUNTING PRONOUNCEMENTS

During December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements files with the Securities and Exchange Commission. The Company was originally required to implement SAB No. 101 during the nine months ended September 30, 2000; however, in June 2000, the Securities and Exchange Commission amended SAB No. 101 to delay the required implementation date. As a result, the Company must now implement the related guidelines in the quarter beginning October 1, 2000. The impact of SAB No. 101 it is not expected to have a material effect on the Company's operations.

                             By Referral Only, Inc.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which will be effective for the Company on January 1, 2001. SFAS No. 133 will require recognition of all derivatives on the Company's balance sheet at fair value. The Company believes the adoption of SFAS No. 133 will not have a material effect on the financial statements.

2.  ADVANCES TO STOCKHOLDERS

Advances are made to Stockholders to enable them to pay their estimated personal income taxes on their proportionate share of the Company's taxable income. These advances are due upon demand, bear interest at 6% per annum, and are unsecured. The advances may be reclassified to shareholder distributions, as actual income is determined. Net stockholder advances totaled $564,658 at December 31, 1999.

3.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

                                            SEPTEMBER 30,       DECEMBER 31,
                                                2000               1999
                                      ---------------------------------------

   Vehicles                             $      57,855        $    197,639
   Machinery and equipment                    119,935             119,935
   Furniture and fixtures                     116,140             116,140
   Computers and software                     441,930             438,946
   Leasehold Improvements                     133,618             133,618
                                      ---------------------------------------
                                              869,478           1,006,278
   Accumulated depreciation                   665,144             667,460
                                      ---------------------------------------
   Total property and equipment         $     204,334        $    338,818
                                      =======================================

                             By Referral Only, Inc.

4.  LEASE COMMITMENTS

The Company leases its facility under a noncancelable lease. Rent expense was $60,892 and $77,874 for the nine months ended September 30, 2000 and for the year ended December 31, 1999 respectively. At September 30, 2000 annual minimum future payments under the Company's capital and operating leases are as follows:

                                               CAPITAL          OPERATING
Twelve months ending September 30,              LEASES            LEASES
                                            ------------      ------------
2001                                         $  11,562         $  61,213
2002                                                 -            43,985
2003                                                 -            12,789
                                            ------------      ------------
Total minimum lease payments                 $  11,562         $ 117,987
Amount representing interest                       360        ============
                                            ------------
Present value of minimum capital lease
 obligations                                 $  11,202
                                            ============

The cost of equipment acquired under capital leases is included in property and equipment, and amounted to $34,783 and accumulated amortization was $20,290 and $11,594 as of September 30, 2000 and December 31, 1999 respectively.

                             By Referral Only, Inc.

5.  FINANCING ARRANGEMENTS

The following summarizes the Company's long-term notes payable arrangements:

                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                      2000              1999
                                                                  ------------      ------------
Note payable to finance company, secured by vehicle,
      payable in monthly installments of $601 including
      interest at 0.9% per annum, due May 2003                     $  17,989         $      -

Note payable to finance company, secured by a vehicle,
     payable in monthly installments of $960 including
     interest at 3.9% per annum, due November 2002                    22,870           31,646
                                                                  ------------      -----------
                                                                      40,859           31,646
Less current portion                                                  18,720           10,466
                                                                  ------------      -----------
                                                                   $  22,139         $ 21,180
                                                                  ============      ===========

Annual principal maturities of the notes payable as of September 30, 2000 are a follows:

          2001                                                $  18,720
          2002                                                   18,345
          2003                                                    3,794
                                                             ------------
                                                              $  40,859
                                                             ============

                             By Referral Only, Inc.

6. COMMON STOCK

In October of 1999 the Company entered into a stock purchase and restricted stock agreement with an employee to purchase 79 shares of the Company's stock. The shares of the stock were not issued as of September 30, 2000. The stock issuable under this agreement vests 20% per year over a five-year period. The Company has the option to repurchase, at the original purchase price, unvested shares in the event of termination of employment. The Company also has the option to repurchase, at the fair value of such stock on the date of separation, vested shares in the event of termination. The Common stock issuable under the stock purchase agreement was offered below the estimated fair value, for financial reporting purposes, of the stock at the time of the agreement. As a result the Company has recorded deferred compensation in the amount $500,000 during the year ended December 31, 1999. The deferred compensation is being amortized to expense on a straight-line basis. Such amortization totaled $75,000 and $25,000 for the nine-months ended September 30, 2000 and for the year ended December 31, 1999 respectively.

7.  EMPLOYEE SAVINGS PLAN

In January 2000 the Company established a qualified 401(k), employee saving and profit sharing plan for the benefit of its employees. Substantially all employees are eligible to participate in the plan. Under the plan, employees can contribute and defer taxes on compensation contributed. The Company also matches 50% of the participant's contribution up to 9% of the participant's compensation. The Company also has the option to make an additional profit sharing contribution to the plan. For the nine months ended September 30, 2000 the Company contributed $42,337.

                             By Referral Only, Inc.

8.  LITIGATION

The Company is involved in litigation filed against it in 1998 and 2000, which is currently scheduled for arbitration in January 2001. The court actions and the arbitration involve claims against BRO for copyright infringement, breach of contracts, conspiracy, fraud, misappropriation, wrongful death, unjust enrichment and tortuous interferences. The amounts claimed begin at $4 million and also ask for reimbursement of attorney fees, actual and punitive damages for some matters. Although the ultimate outcome of these matters is not presently determinable, management believes that the resolution of all such pending matters will not have a material adverse affect on the Company's financial position or liquidity.

In January 2000 the Company entered into a settlement agreement related to a copyright lawsuit filed against the Company. The agreement requires the Company to pay $105,000, beginning in February 2000, two monthly installments of $15,000 and 16 monthly installments of $4,688 thereafter. The accrued settlement costs of $46,875 and $105,000 are included in accrued expenses at September 30, 2000 and December 31, 1999 respectively.

9.  SUBSEQUENT EVENTS

In October 2000 the Company signed a definitive agreement to be acquired by Entreport Corporation. Pursuant to the definitive agreement the Company's shareholders will exchange all of the issued and outstanding common stock for $4,000,000 in cash and 2,250,000 shares of Entreport Corporation Stock. The agreement is subject to certain closing conditions including Entreport Corporation's receipt of $5,000,000 from a debt or equity financing.

On January 6, 2000 the Company and it's shareholders settled certain litigation. Pursuant to the settlement agreement, the Company agreed to pay $415,000 for release of all claims and recorded the charge for this amount during the three months ended December 31, 2000. In connection with the acquisition of the Company by Entreport, the shareholders of the Company have agreed to indemnify Entreport for the settlement of the litigation.

ENTREPORT CORPORATION AND UNIVERSITY.COM, INC. AND BY REFERRAL ONLY, INC

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed financial information gives effect to the recent acquisition by EntrePort of University.com and the proposed acquisition of By Referral Only which will be accounted for under the purchase method of accounting. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of EntrePort, University.com and By Referral Only and has been prepared to reflect the acquisition by EntrePort of University.com and By Referral Only as if the acquisitions had occurred as of September 30, 2000. The unaudited pro forma combined condensed statement of operations is based on the individual historical statements of operations of EntrePort and University.com and By Referral Only and combines the results of operations of EntrePort for the year ended December 31, 1999 and the nine-month period ended September 30, 2000 with the results of operations for University.com and By Referral Only as if the acquisitions had occurred as of January 1, 1999.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future financial position or operating results of EntrePort. The pro forma combined condensed financial information does not give effect to any cost savings (other than those discussed in 2(c) to the Unaudited Pro Forma Combined Condensed Financial information notes) or restructuring and integration costs that may result from the integration of EntrePort's and University.com's and By Referral Only's operations. The costs related to restructuring and integration have not yet been determined.

The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and accompanying notes of EntrePort and the audited financial statements and accompanying notes of University.com and By Referral Only which are included elsewhere in the proxy statement herein.

The unaudited condensed financial statements as of and for the nine months ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and in the opinion of EntrePort's and University.com's respective managements include all adjustments necessary for a fair presentation of the interim financial information for the period presented.

                                             EntrePort Corporation

                                  Pro Forma Condensed Combined Balance Sheet

                                              September 30, 2000
                                                  (Unaudited)

                                                   EntrePort   University  By Referral
                                                  Corporation   .com Inc.   Only, Inc.            Pro Forma
                                                -------------  ----------  -----------  --------------------------------
ASSETS                                                          Historical               Adjustments        Consolidated
                                                --------------------------------------  ------------        ------------

Current assets:
   Cash and cash equivalents                    $  4,384,690  $   45,316  $  322,025    $   472,684 (B)     $ 5,224,715
   Accounts receivable                                    --      34,453     528,961             --             563,414
   Investments                                       399,500          --          --             --             399,500
   Debt issue costs                                       --     419,430          --       (419,430)(A)              --
   Other current assets                               28,372      10,023      11,475             --              49,870
                                                ------------- ----------- -----------   ------------        ------------

          Total current assets                     4,812,562     509,222     862,461         53,254           6,237,499

Property and equipment at cost, net                  569,405     203,235     204,334             --             976,974
Website development costs, net                       418,066      80,454          --             --             498,520
Domain acquisition costs, net                             --     265,000          --       (265,000)(B)              --
Acquired intangibles and goodwill, net                    --          --          --     12,122,658 (B)      12,122,658
Other assets                                         440,179       7,546       6,337       (418,000)(B)          36,062
                                                ------------- ----------- -----------   ------------        ------------

                                                $  6,240,212  $1,065,457  $1,073,132    $11,492,912         $19,871,713
                                                ============= =========== ===========   ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                             $    430,220  $   28,177  $  414,378             --         $   872,775
   Accrued liabilities                               187,306     109,228     280,007             --             576,541
   Deferred revenue                                       --      14,805     902,465             --             917,270
   Line of credit                                         --     359,020          --       (359,020)(A)              --
   Current portion of notes and leases payable        83,136     100,000          --             --             183,136
                                                ------------- ----------- -----------   ------------        ------------
          Total current liabilities                  700,662     611,230   1,596,850       (359,020)          2,549,722

Long term portion of notes and leases payable         89,737          --      22,139             --             111,876
Deferred income tax liability                             --          --          --      1,200,000 (C)       1,200,000

Stockholders' equity:
   Preferred stock                                        --          --          --          2,500 (B)           2,500
   Common stock                                       11,681     117,405      10,100       (119,546)(B)          19,640
   Common stock issuable                                  --          --     500,000       (500,000)                 --
   Additional paid-in capital                     10,516,587   3,526,762          --      7,023,081 (A),(B)  21,066,430
   Deferred compensation                             (37,899)         --    (400,000)       400,000 (B)         (37,899)
   Accumulated deficit                            (5,040,556) (3,189,940)   (655,957)     3,845,897 (B)      (5,040,556)
                                                ------------- ----------- -----------   ------------        ------------

          Total stockholders' equity               5,449,813     454,227    (545,857)    10,651,932          16,010,115
                                                ------------- ----------- -----------   ------------        ------------

                                                $  6,240,212  $1,065,457  $1,073,132    $11,492,912         $19,871,713
                                                ============= =========== ===========   ============        ============

                                       P-2

                                        EntrePort Corporation

                        Pro Forma Combined Condensed Statement of Operations

                                    Year Ended December 31, 1999
                                             (Unaudited)


                                             EntrePort    University  By Referral
                                             Corporation   .com Inc.   Only, Inc.                Pro Forma
                                           -------------- ----------  -----------  ---------------------------------
                                                          Historical                  Adjustments       Consolidated
                                           --------------------------------------  ---------------     -------------


Revenues                                   $    11,911   $     7,400   $11,982,931   $        --         $  12,002,242

Costs and expenses:
   Cost of revenues                                 --            --     6,246,562                           6,246,562
   Product development                          97,579       241,201            --            --               338,780
   Selling, general and administrative       1,796,990       678,207     5,618,482     1,191,532  (C)        9,285,211
                                           ------------  ------------  ------------  ------------       ---------------

       Total costs and expenses              1,894,569       919,408    11,865,044     1,191,532            15,870,553

Loss from operations                        (1,882,658)     (912,008)      117,887    (1,191,532)           (3,868,311)
Interest income (expense), net                  (9,154)          335        15,433            --                 6,614
                                           ------------  ------------  ------------  ------------       ---------------

Earnings (loss) before taxes                (1,891,812)     (911,673)      133,320    (1,191,532)           (3,861,697)
Provision for income taxes                          --            --            --       240,000  (D)          240,000
                                           ------------  ------------  ------------  ------------       ---------------

Net loss                                   $(1,891,812)  $  (911,673)  $   133,320   $  (951,532)        $  (3,621,697)
                                           ============  ============  ============  ============       ===============

Basic loss per share                       $    (0.31)                                                   $       (0.26)
Diluted loss per share (4)                 $    (0.31)                                                   $       (0.26)
Weighted average shares outstanding:
       Basic                                 6,068,605                                 7,958,744  (E)       14,027,349
       Diluted                               6,068,605                                 7,958,744  (E)       14,027,349

                                       P-3

                                        EntrePort Corporation

                        Pro Forma Combined Condensed Statement of Operations

                            For The Nine Months Ended September 30, 2000
                                             (Unaudited)


                                                 EntrePort   University By Referral
                                               Corporation  .com Inc.    Only, Inc.                Pro Forma
                                               -----------------------  -----------   --------------------------------
                                                            Historical                  Adjustments      Consolidated
                                               ------------------------------------   ----------------   -------------


Revenues                                     $   173,947   $  223,423   $8,221,361    $        --         $  8,618,731

Costs and  expenses:
    Cost of revenues                             961,308       84,135    5,010,661             --            6,056,104
    Product development                          419,754    1,004,552           --             --            1,424,306
    Selling, general and administrative        2,114,372    1,090,282    2,763,978        893,649 (C)        6,862,281
                                             ------------ -----------   -----------    -----------         ------------

        Total costs and expenses               3,495,434    2,178,969    7,774,639        893,649           14,342,691

Loss from operations                          (3,321,487)  (1,955,546)     446,722       (893,649)          (5,723,960)
Interest income (expense), net                   178,586     (211,768)       9,179             --              (24,003)
                                             ------------ -----------   -----------    -----------         ------------

Earnings (loss) before taxes                  (3,142,901)  (2,167,314)     455,901       (893,649)          (5,747,963)
Provision for income taxes                            --           --           --        180,000 (D)          180,000
                                             ------------ ------------  -----------   ------------         ------------

Net income (loss)                            $(3,142,901) $(2,167,314)  $  455,901    $  (713,649)         $(5,567,963)
                                             ============ ============  ===========   ============         ============

Basic loss per share                         $     (0.30)                                                  $     (0.30)
Diluted loss per share (4)                   $     (0.30)                                                  $     (0.30)
Weighted average shares outstanding:
        Basic                                 10,411,858                                7,958,744 (E)        18,370,602
        Diluted                               10,411,858                                7,958,744 (E)        18,370,602

                                                      P-4

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

On October 24, 2000, the Company signed a definitive agreement to acquire University.com, Inc. ("University.com") in a stock-for stock transaction that closed on January 31, 2001. Pursuant to the merger agreement, the Company will issue 5,609,788 shares of its common stock to the shareholders of University.com in exchange for all the issued and outstanding securities of University.com. The Company also assumed certain warrants and options issued by University.com, which will require the Company to issue upon their exercise up to 1,148,430 additional shares of common stock.

On October 25, 2000, the Company signed a definitive agreement to acquire By Referral Only, Inc. ("By Referral Only") in a stock and cash merger transaction. Pursuant to the merger agreement, the Company will pay the shareholders of By Referral Only $4,000,000 cash and issue to them 2,250,000 shares of the Company's common stock in exchange for all the issued and outstanding securities of By Referral Only. By Referral Only has no outstanding stock options or warrants. The closing of the acquisition is subject to certain customary closing conditions, including the Company's receipt of at least an additional $5,000,000 of capital at a purchase price of $3.00 per share. In the event the capital is raised at a per share price of less than $3.00, the number of shares issuable to shareholders of By Referral Only is subject to change. However, management believes it will sell convertible preferred securities at a price of $2.00. Accordingly, the pro forma combined condensed financials assume that 2.35 million common shares will be issued to acquire By Referral Only. The acquisition is expected to close prior to March 31, 2001.

The unaudited pro forma combined condensed financial information assumes the acquisition by EntrePort of Unverisity.com and By Referral Only in transactions to be accounted for under the purchase method. The unaudited pro forma combined condensed balance sheet is based on the individual balance sheets of EntrePort and University.com and By Referral Only and has been prepared to reflect the acquisition by EntrePort of University.com and By Referral Only as if the acquisition had occurred as of September 30, 2000. The unaudited pro forma combined condensed statement of operations is based on the individual statements of operations for University.com and By Referral Only and combines the results of operations of EntrePort for the year ended December 31, 1999 and the nine months ended September 30, 2000 with the results of operations of University.com and By Referral Only as if the acquisition occurred as of January 1, 1999.

The valuation of EntrePort common stock issued to University.com is based on its weighted average closing prices three days prior and three days following the January 18, 2001 modification of the transaction in accordance with ETIF Issue No. 99-12 "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination." Since the acquisition of By Referral is contingent on the sale of securities of at least $5 million, the common shares to be issued to acquire By Referral Only will be valued when the contingency is resolved. For purposes of the pro forma assumptions, the stock was valued at $0.90 per share which approximates the current fair market value. Based on the consideration issued in the transaction, and the related costs, the total purchase price of University.com is approximately $3.9 million and By Referral Only is approximately $6.6 million determined as follows (in thousands):

                              University.Com     By Referral Only      Total
                              --------------     ----------------   ------------

Common stock issued                  $ 3,456           $ 2,104       $   5,560
Acquisition costs                        450               450             900
Cash                                       -             4,000           4,000
                                    --------          --------       ---------
Total consideration                  $ 3,906           $ 6,554       $  10,460
                                    ========          ========       =========

Of the total acquisition costs of $900,000, $418,000 was incurred through September 30, 2000 and the remainder will be paid at the closing.

Although EntrePort has not conducted an independent valuation of the tangible and intangible assets acquired in order to allocate the purchase price in accordance with Accounting Principles Board Opinion No. 16, the purchase price was allocated as follows based upon management's best estimate of the acquired tangible and intangible assets (in thousands):

                                              University.Com    By Referral Only      Total
                                              --------------    ----------------    ----------
Current assets acquired                         $     44          $    862          $    906
Property and equipment, and other assets             291               211               502
Goodwill                                               -             5,300             5,300
Intangible assets, primarily customer list         3,822             3,000             6,822
Liabilities assumed                                 (251)           (1,619)           (1,870)
Deferred income taxes                                  -            (1,200)           (1,200)
                                                ---------         ---------         ---------
Total consideration                             $  3,906          $  6,554          $ 10,460
                                                =========         =========         =========

The goodwill and acquired intangibles will be amortized over an estimated weighted average life of five years.

2. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


In January 2001 By Referral Only settled the outstanding litigation when it agreed to pay $415,000 for release of all claims. The related charge of $415,000 has not been incorporated in the pro-forma combined condensed financial statements as Entreport has been indemnified by the shareholders of By Referral Only and therefore will not be assuming the liability.


The following is a description of the adjustments to the proforma combined condensed financial information.

(A) To eliminate the bank line of credit assumed by the University.com shareholders, net of the cash balance at September 30, 2000. To also eliminate the related unamortized debt issue costs.

(B) To record the acquisition of University.com and By Referral Only by EntrePort and to eliminate the investment in University.com and By Referral Only by EntrePort. See footnote number 1 above for a description of the transaction.

(C) To record amortization of goodwill and acquired intangibles. Also, to record the effect of contractually agreed-upon salary reductions that are expected to have an ongoing impact as follows (in thousands):

                                                      1999            2000
                                                      ----            ----

Amortization of intangibles                        $  2,392         $  1,794
Salary reductions                                    (1,200)            (900)
                                                   ---------        ---------
                                                   $  1,192         $    894
                                                   =========        =========

(D) To record the reversal of deferred income tax liability related to the amortization of the intangibles at By Referral Only ($240,000 in 1999 and $180,000 in 2000).

(E) The proforma combined basic and diluted weighted average shares outstanding is calculated as follows:

                                                    1999               2000
                                                    ----               ----

EntrePort historical average shares              6,068,605        10,411,858
Shares issued to University.com                  5,609,788         5,609,788
Shares issued to By Referral Only                2,348,956         2,348,956
                                                ----------        ----------
                                                14,027,349        18,370,602
                                                ==========        ==========

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Florida Statutes

Articles of Incorporation

Our Articles of Incorporation provides that the directors of the company shall be protected from personal liability to the fullest extent permitted by law. Our Articles of Incorporation also provide for the indemnification of our directors and officers.

Bylaws

Our Bylaws further provide that our officers and directors shall not be liable to us for any loss or damage suffered by us on account of any action taken by him as an officer or director of the corporation if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to a criminal matter, if he had no reasonable cause to believe that his conduct was unlawful.

Indemnity Agreements

Our Articles of Incorporation provide that we may indemnify our directors and officers to the fullest extent permitted by law and we have agreed to provide such indemnification to our officers and directors, pursuant to written indemnity agreements.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Security and Exchange Commission registration fee..............$      7,139.62
Printing and engraving expenses................................$      5,000.00
Legal fees and expenses........................................$     10,000.00
Accounting fees and expenses...................................$     10,000.00
Miscellaneous expenses.........................................$      2,500.00
           Total...............................................$     34,639.62

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

         During the last three years the Company sold unregistered shares of its Common Stock in the following transactions:

         (A) In October 1996, the Company issued 5,000,000 shares of Common Stock to the founder of the Company, at a price of $.001 per share of which 4,410,000 were retired in March 1999. There was no underwriter involved in this issuance. The issuance was conducted pursuant to Section 4(2) under the Securities Act of 1933 ("1933 Act").

         (B) In October 1996, the Company conducted a private placement of 25,000 shares of Common Stock to 25 parties, at a price of $.001 per share. There was no underwriter involved in the placement. The placement was conducted pursuant to Section 4(2) of the 1933 Act.

         (C) In March 1999, the Company issued an aggregate of 2,800,000 shares of Common Stock to three parties, including 2,533,334 shares to Mr. David J. D'Arcangelo, the Company's Chairman of the Board, and 133,333 shares of Common Stock each to two consultants to the Company, in consideration of marketing and business plans and consulting services rendered. The value of the consideration received by the Company for the issuance of these shares was $0.0625 per share. There was no underwriter involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         (D) In February 1999, the Company conducted a private placement of 1,000,000 shares of Common Stock to four individuals, at a price of $.001 per share. There was no underwriter involved in the placement. The placement was conducted pursuant to Rule 504 under the 1933 Act.

         (E) During March through May 1999, the Company conducted a private placement sale of convertible notes to six parties for the gross proceeds of $695,000. The notes were in the aggregate principal amount of $695,000 and bore interest on the principal amount at the rate of 6% to 10% per annum. The principal amount of the notes were convertible into shares of Common Stock at the rate of $2.00 to $3.00 per share. In June 1999, the holders of the notes converted the entire principal amount into 267,500 shares of Common Stock. There was no underwriter involved in the placement. The placement was conducted pursuant to Section 4(2) of the 1933 Act.

         (F) During the first and second quarters of 1999, the Company issued an aggregate of 1,600,000 shares of Common Stock and options to purchase an aggregate of 1,120,000 shares to five officers and directors of the Company. Of these option grants, options to purchase 470,000 shares were cancelled without being exercised. The value of the consideration received by the Company for the issuance of the 1,600,000 shares was $0.0625 per share. There was no underwriter involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         (G) During the period August to January 2000, we conducted a private placement of 1,568,280 shares of Common Stock to approximately 43 parties, at a price of $2.00 per share. There was no underwriter involved in the placement. The placement was conducted pursuant to Section 4(2) of the 1933 Act and Rule 506 thereunder.

         (H) In November 1999, the Company issued 143,334 shares of Common Stock to a consultant of the company in consideration of corporate finance, investor communications and public relations consulting services. The value of the consideration received by the Company for the issuance of these shares was $2.00 per share. There was no underwriter involved in the issuance. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

         (I) During the period from November 1999 to January 2000, we issued a total of 30,000 shares of Common Stock to a creditor in consideration for loan extensions. The value of the consideration received by the Company for the issuance of these shares was $2.00 per share. There was no underwriter involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         (J) During the period from October 1999 to December 2000, we issued to nine third-party consultants and vendors, warrants and options to purchase a total of 428,000 shares of Common Stock. Of these grants, options to purchase 10,000 shares were cancelled without being exercised. Also during this period we issued to three directors options to purchase a total of 220,000 shares under our 1999 Stock Option Plan. There was no underwriter involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         (K) In January 2000, we issued options to 1,000 shares of Common Stock to each of eleven members of our advisory board in consideration for services rendered. There was no underwriter involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         (L) In February 2000, we issued 25,000 shares of Common Stock to a recruiter in consideration for employee recruiting services. The value of the consideration received by the Company for the issuance of these shares was $2.00 per share. There was no underwriter involved in the issuances. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

         (M) During 2000, we issued to eleven employees options to purchase a total of 314,000 shares of Common Stock under our 1999 Stock Option Plan. Of these option grants, options to purchase 101,500 shares were cancelled without being exercised. There was no underwriter involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         (N) In February and March 2000, the Company conducted a private placement of 3,525,000 shares of Common Stock to approximately 70 parties at a price of $2.00 per share. Roth Capital Partners, Inc. acted as placement agent. As part of its compensation for acting as placement agent, we granted to Roth Capital Partners a common stock purchase warrant entitling the holder to purchase 377,500 shares of common stock at an exercise price of $2.00 per share. This offering was conducted pursuant to Section 4(2) of the 1933 Act and Rule 506 thereunder.

         (O) In March 2000, we issued 7,000 shares of Common Stock to a consultant in consideration for content development services. The value of the consideration received by the Company for the issuance of these shares was $2.00 per share. There was no underwriter involved in the issuances. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

         (P) In September 2000, we issued 100,000 shares of Common Stock to a consultant in consideration for acquisition advisory services. The value of the consideration received by the Company for the issuance of these shares was $3.625 per share. There was no underwriter involved in the issuances. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

         (Q) In October 2000, we issued 100 shares of Common Stock to a consultant in consideration for content development services. The value of the consideration received by the Company for the issuance of these shares was $2.688 per share. There was no underwriter involved in the issuances. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

         (R) In October 2000, we issued 100,000 shares of Common Stock for deposit into an escrow account pending the closing of our acquisition of By Referral Only, Inc., at which time the shares will be released to the shareholders of By Referral Only, Inc. along with the balance of the merger consideration in exchange for all of the outstanding capital stock of By Referral Only. The value of the consideration received by the Company for the issuance of these shares was $2.813 per share. There was no underwriter involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         (S) On January 31, 2001, in connection with our acquisition of University.com, Inc., we issued 5,609,778 shares of Common Stock to a total of 43 persons and options and warrants to purchase an additional 1,148,430 shares to a total of 26 additional persons. The value of the consideration received by the Company for the issuance of these shares was $0.616 per share. There was no underwriter involved in the issuances. The issuances were conducted pursuant to
Section 4(2) of the 1933 Act and Rule 506 thereunder.


         (T) In January 2001, we issued to 36 employees options to purchase a total of 200,000 shares of Common stock under our 1999 Stock Option Plan. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.


         With respect to each of the foregoing offerings, prior to investing, each subscriber was provided with or had access to all of the information regarding the Company that would be included in a registration statement on Form SB-2. With regards to the sales made in reliance on Section 4(2) of the 1933 Act or Rule 506 thereunder, the Company had reasonable grounds to believe, prior to accepting the subscription of each subscriber, based in part on the subscription agreements or investment letters executed by the subscribers, that each of the subscribers (i) was sophisticated enough to evaluate the merits of an investment in the securities and did not need the benefits of registration under the 1933 Act, (ii) had a prior substantive relationship with the officers of the Company or the selling broker dealer and (iii) was purchasing with investment intent and not with a view to distribution. In addition, each subscriber referred to in paragraphs A, C-H and N above was reasonably believed by the Company to be an accredited investor within the meaning of Rule 501(a) of the 1933 Act.

ITEM 27.         EXHIBITS

Exhibit No.                      Description
-----------                      -----------
     3.1          Articles of Incorporation (1)
     3.2 Articles of Amendment to Articles of Incorporation dated March 24, 1999 (1)
     3.3          Amended and Restated Bylaws (3)
     4.1          Specimen of Common Stock Certificate (1)
     5.1          Opinion of Oppenheimer Wolff & Donnelly LLP (3)
     10.1         EntrePort Corporation 1999 Stock Option Plan (1)
     10.2         Securities Purchase Agreement with MetroSplash.com, Inc. (2)
     10.3         Registration Rights Agreement (2)
     10.4         Employment Agreement dated March 17, 1999 with David
                  D'Arcangelo (3)
     10.5         Employment Agreement dated March 19, 1999 with William
                  Shue (3)
     10.6 Private-Label Web Site agreement between Dearborn Financial Publishing, Inc. and ISucceed.com, Inc. dated February
                  2, 2000 (4)
     10.7 Agreement and Plan of Merger, dated October 25, 2000, with By Referral Only, Inc. (6)
     10.8 Agreement and Plan of Merger, dated October 24, 2000, as amended on October 25, 2000 with University.com, Inc. (5)
     10.9 Distribution and Marketing Agreement, dated June 2000, with Internet Pictures Corporation. (6)

     16.1         Letter of change in Accountants (2)
     21.1         List of Subsidiaries (6)
     23.1         Consent of Ernst & Young LLP (7)
     23.2         Consent of Ernst & Young LLP (7)
     23.3         Consent of KPMG LLP (7)

     23.4 Consent of Oppenheimer Wolff & Donnelly LLP (included as part of Exhibit 5.1)
     27.1         Financial Data Schedule (2)
-------------------

(1) Filed as exhibit to Registrant's Form 10-SB Registration Statement 1999 (File No. 0-26941) and incorporated herein by reference.
(2) Filed as exhibit to Registrant's 1999 Annual Report on Form 10-KSB (File No. 0-26941) and incorporated herein by reference.
(3) Filed as exhibit to Registrant's Registration Statement on Form SB-2 (File No. 333-36620) and incorporated herein by reference.
(4) Filed as exhibit to Amendment No. 2 to Registrant's Registration Statement on Form SB-2 (File No. 333-36620) and incorporated herein by reference.
(5) Filed with Registrant's Definitive Proxy Statement on Schedule 14A on December 22, 2000 and incorporated herein by reference.

(6) Filed as exhibit to Amendment No. 3 to Registrant's Registration Statement on Form SB-2 (File No. 333-36620) and incorporated herein by reference.
(7)      Filed electronically herewith.


ITEM 28.          UNDERTAKING.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statements:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts of events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for the liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange such indemnification is against public policy as expressed in the opinion of the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 12, 2001.



                                   ENTREPORT CORPORATION



                                   By: /s/ William A. Shue
                                       ----------------------------------------
                                   William A. Shue
                                   President, Chief Executive Officer
                                   and Chief Financial Officer


                                   By: /s/ Ronald D. Suokko
                                      -----------------------------------------
                                   Ronald D. Suokko
                                   Chief Accounting Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         SIGNATURE                           TITLE                   DATE
         ---------                           -----                   ----

/s/ David J. D'Arcangelo           Chairman of the Board       February 12, 2001
------------------------------
David J. D'Arcangelo

/s/ William A. Shue                Director                    February 12, 2001
------------------------------
William A. Shue

/s/ Tony Acone                     Director                    February 12, 2001
------------------------------
Tony Acone

/s/ Scott Lucas                    Director                    February 12, 2001
------------------------------
Scott Lucas